UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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YUM! BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

April 8, 2011

Dear Fellow Shareholders:

        On behalf of your Board of Directors, we are pleased to invite you to attend the 2011 Annual Meeting of Shareholders of YUM! Brands, Inc. The meeting will be held Thursday, May 19, 2011, at 9:00 a.m., local time, in the YUM! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

This year we are pleased to once again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the Notice or proxy card.

If you plan to attend the meeting, please bring your Notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 21, 2011 as well as a valid picture identification. Your vote is important. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

David C. Novak Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 19, 2011—this Notice and proxy statement is available at www.yum.com/investors/investor_materials.asp and the Annual Report on Form 10-K is available at www.yum.com/annualreport.

YUM! Brands, Inc.

1441 Gardiner Lane

Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 19, 2011
Place:	YUM! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213
Items of Business:	(1)	To elect twelve (12) directors to serve until the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
	(2)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011.
	(3)	To consider and hold an Advisory Vote on Executive Compensation.
	(4)	To consider and hold an Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation.
	(5)	To approve an Amendment to the Company's Restated Articles of Incorporation to Permit Shareholders to Call Special Meetings.
	(6)	To transact such other business as may properly come before the meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 21, 2011.
Annual Report:	A copy of our 2010 Annual Report on Form 10-K is included with this proxy statement.
Web site:	You may also read the Company's Annual Report and this Notice and proxy statement on our Web site at www.yum.com/annualreport and www.yum.com/investors/investor_materials.asp.
Date of Mailing:	This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about April 8, 2011.

By Order of the Board of Directors
Christian L. Campbell Secretary

YOUR VOTE IS IMPORTANT

Under a new rule effective last year, brokers can no longer vote on your behalf for the election of directors without your instructions. Whether or not you plan to attend the meeting, please provide your proxy by following the instructions on your Notice or proxy card. On April 8, 2011, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet. If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

i

YUM! BRANDS, INC.

1441 Gardiner Lane

Louisville, Kentucky 40213

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 19, 2011

        The Board of Directors (the "Board of Directors" or the "Board") of YUM! Brands, Inc., a North Carolina corporation ("YUM" or the "Company"), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Saving Time), on Thursday, May 19, 2011, in the YUM! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company's performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

        You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

        As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On April 8, 2011, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

        We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

Who may attend the Annual Meeting?

        All shareholders of record as of March 21, 2011, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. Please refer to "How can I attend the meeting?" on page 4 for information about what you will need to bring to the meeting.

What am I voting on?

        You will be voting on the following 5 items of business at the Annual Meeting:

  •
  The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

  •
  The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2011;

  •
  An Advisory Vote on Executive Compensation;

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  An Advisory Vote on Frequency of the Advisory Vote on Executive Compensation; and

  •
  An Amendment to the Company's Restated Articles of Incorporation to permit shareholders to call Special Meetings.

        We will also consider other business that properly comes before the meeting.

Who may vote?

        You may vote if you owned YUM common stock as of the close of business on the record date, March 21, 2011. Each share of YUM common stock is entitled to one vote. As of March 21, 2011, YUM had 466,853,722 shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares:

  •
  "FOR" each of the nominees named in this proxy statement for election to the Board;

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  "FOR" the ratification of the selection of KPMG LLP as our independent auditors;

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  "FOR" the proposal regarding an advisory vote on executive compensation;

  •
  "ONE YEAR" for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation; and

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  "FOR" the proposal regarding shareholders' right to call a special meeting.

How do I vote before the meeting?

        There are three ways to vote before the meeting:

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  By Internet—If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

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  By telephone—by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

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  By mail—If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

        If you are a participant in the Direct Stock Purchase Plan, the administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from you.

        If you are a participant in the YUM! Brands 401(k) Plan ("401(k) Plan"), Federal law requires us to send you proxy materials by mail. The trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from participants.

        Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 18, 2011. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Daylight Saving Time, on May 17, 2011.

        Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. ("Broadridge") that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge's voting Web site (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on May 18, 2011.

Can I vote at the meeting?

        Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

        You may change your vote at any time before the polls close at the meeting. You may do this by:

  •
  Signing another proxy card with a later date and returning it to us prior to the meeting;

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  Voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on May 18, 2011;

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  Giving written notice to the Secretary of the Company prior to the meeting; or

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  Voting again at the meeting.

        Your attendance at the meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

        Representatives of American Stock Transfer and Trust Company, LLC will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

        If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

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  FOR the election of the twelve (12) nominees for director named in this proxy statement (Item 1);

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  FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2011 (Item 2);

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  FOR the proposal regarding an advisory vote on executive compensation (Item 3);

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  "ONE YEAR" for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Item 4); and

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  FOR the proposal regarding shareholders' right to call a special meeting (Item 5).

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, LLC, which may be reached at 1(888) 439-4986.

Will my shares be voted if I do not provide my proxy?

        Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

        The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2011 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

How can I attend the meeting?

        The Annual Meeting is open to all holders of YUM common stock as of the close of business on March 21, 2011, or their duly appointed proxies. You will need a valid picture identification and either an admission ticket or proof of ownership of YUM's common stock to enter the meeting. If you are a registered owner, your Notice will be your admission ticket. If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting, please so indicate when you vote and bring the ticket with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

        Please note that cameras, sound or video recording equipment, cellular telephones, blackberries and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room.

May shareholders ask questions?

        Yes. Representatives of the Company will answer shareholders' questions of general interest following the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

        Your shares are counted as present at the meeting if you attend the meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the outstanding shares of YUM common stock, as of March 21, 2011, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

        You may vote "FOR" each nominee or "AGAINST" each nominee, or "ABSTAIN" from voting on one or more nominees. Unless you mark "AGAINST" or "ABSTAIN" with respect to a particular nominee or nominees or for all nominees, your proxy will be voted "FOR" each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of "FOR" votes exceeds the number of "AGAINST" votes. Abstentions will be counted as present but not voted. Full details of the Company's majority voting policy are set out in our Corporate Governance Principles at www.yum.com/governance/principles.asp and at page 8 under "What other Significant Board Practices does the Company have?—Majority Voting Policy."

How many votes are needed to approve the other proposals?

        The ratification of the selection of KPMG LLP as our independent auditors, the approval of the compensation of our named executive officers and the approval of the amendment to our Restated Articles of Incorporation must receive the "FOR" vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the meeting. For each of these items, you may vote "FOR", "AGAINST" or "ABSTAIN." Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals. With respect to the advisory vote on the frequency of advisory votes on executive compensation, you may vote "ONE YEAR", "TWO YEARS" or "THREE YEARS", or you may abstain from voting. The frequency of the advisory vote on executive compensation receiving the greatest number of votes—"ONE YEAR", "TWO YEARS" or "THREE YEARS"—will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will therefore not affect the outcome of this proposal.

What if other matters are presented for consideration at the Annual Meeting?

        As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

GOVERNANCE OF THE COMPANY

        The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board's responsibilities to shareholders. The Board believes that its practices align management and shareholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

        Our Board of Directors presently consists of 12 directors whose terms expire at this Annual Meeting.

        As discussed in more detail later in this section, the Board has determined that 10 of our 12 continuing directors are independent under the rules of the New York Stock Exchange ("NYSE").

How often did the Board meet in fiscal 2010?

        The Board of Directors met 6 times during fiscal 2010. Each director attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that we held during the period he or she served as a director.

What is the Board's policy regarding director attendance at the Annual Meeting of Shareholders?

        The Board of Director's policy is that all directors should attend the Annual Meeting and ten of the Company's twelve directors attended the 2010 Annual Meeting.

How does the Board select nominees for the Board?

        The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee's charter provides that it may retain a third-party executive search firm to identify candidates from time to time. The Committee did not retain a search firm in 2010.

        In accordance with our Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee's assessment of a proposed candidate will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any. In connection with this evaluation, it is expected that each Committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

        We believe that each of our directors has met these guidelines set forth in the Governance Principles. As noted in the director biographies that follow this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

        For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM's Corporate Secretary. To make a director nomination at the 2012 Annual Meeting, a shareholder must notify YUM's Secretary no later than February 19, 2012. Notices should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The nomination must contain the information described on page 76.

What is the Board's Leadership Structure?

        The Company's Corporate Governance Principles provide that the CEO may also serve as Chairman of the Board, and our CEO, David Novak, serves as Chairman of the Board of the Company. The Board believes that combining these positions serves the bests interests of the Company at this time. The Board believes that by serving as both Chairman and CEO, Mr. Novak is positioned to use his in-depth knowledge of our industry, our global business and its challenges as well as our key constituents including employees, franchisees and business partners to provide the Board with the leadership needed to set Board agendas, strategic focus and direction for the Company. Mr. Novak's combined role as Chairman and CEO also ensures that the Company presents its message and strategy to shareholders, employees, customers, franchisees and business partners with a unified voice. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

        The Nominating and Governance Committee reviews the Board's leadership structure annually together with an evaluation of the performance and effectiveness of the Board of Directors. In 2010, the Nominating and Governance Committee concluded that the current leadership structure of the Board enables it to fully satisfy its role of independent oversight of management and the Company. In making this determination, the Nominating and Governance Committee's review included an assessment of the effectiveness of the roles played by the presiding director and our independent Committee Chairs, the openness of the communications between the directors and Mr. Novak, the responsiveness of Mr. Novak to issues raised by directors, and the overall quality and focus of Board meetings. In addition, to assure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company's Governance Policies and Ethical Guidelines?

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  Board Committee Charters.  The Audit, Management Planning and Development (formerly called the Compensation Committee) and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance, as well as comply with the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, including the requirements of the NYSE. Each charter is available on the Company's Web site at www.yum.com/governance/committee.asp.

  •
  Corporate Governance Principles.  The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines as amended are available on the Company's Web site at www.yum.com/governance/principles.asp.

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  Code of Ethics.  YUM's Worldwide Code of Conduct was adopted to emphasize the Company's commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company's Web site at www.yum.com/governance/conduct.asp. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this Web site.

What other Significant Board Practices does the Company have?

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  Private Executive Sessions.  Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the presiding director. Our independent directors meet in executive session at least once per year.

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  Role of Presiding Director.  Our corporate governance guidelines require the election, by the independent directors, of a presiding director. Unless the Board provides otherwise, the presiding director for each calendar year will be the chair of one of our committees that consist solely of independent directors, who will rotate as presiding director on a calendar year basis. In 2010, David Grissom served as the presiding director. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the presiding director is responsible for:

  (a)
  Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairman is not present, and advising the Chairman and CEO of any decisions reached or suggestions made at any executive session,

  (b)
  Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

  (c)
  If requested by major shareholders, being available for consultations and direct communication,

  (d)
  Serving as a liaison between the Chairman and the independent directors, and

  (e)
  Calling special meetings of the independent directors.

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  Advance Materials.  Information and data important to the directors' understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

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  Board and Committees' Evaluations.  The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board's contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

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  Majority Voting Policy.  In May 2008, shareholders approved an amendment to the Company's Restated Articles of Incorporation to adopt majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes "for" his or her election in excess of the number of votes "against." In conjunction with the approval of this amendment, the Board amended the Company's Corporate Governance Principles to provide that any incumbent director who does not receive a majority of "for" votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board's acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board's decision will be publicly disclosed.

What access do the Board and Board committees have to Management and to Outside Advisors?

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  Access to Management and Employees.  Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

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  Access to Outside Advisors.  The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

What is the Board's role in risk oversight?

        The Board maintains overall responsibility for overseeing the Company's risk management. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and to the Management Planning and Development Committee. The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the Company's Chief Auditor. Our Chief Auditor reports directly to the Chairman of the Audit Committee and our Chief Financial Officer. The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting. In addition, our Management Planning and Development Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

Has the Company conducted a risk assessment of its compensation policies and practices?

        As stated in the Compensation Discussion and Analysis at page 35, the philosophy of our compensation programs is to reward performance by designing pay programs at all levels that align team performance, individual performance, customer satisfaction and shareholder return, emphasize long-term incentives and require executives to personally invest in Company stock.

        In 2011, the Management Planning and Development Committee of the Board of Directors oversaw the performance of a risk assessment of our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded that our compensation policies and practices do not encourage our employees to take unnecessary or excessive risks.

        As part of this assessment, the Committee concluded that the following policies and practices of the Company's cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

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  Our compensation system is balanced, rewarding both short term and long term performance.

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  Long term Company performance is emphasized. The majority of incentive compensation for the top level employees is associated with the long term performance of the Company.

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  The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company's overall strategic plan.

  •
  Compensation is primarily determined by results of the business.

  •
  Financial performance which determines employee rewards is closely monitored by and certified to the Audit Committee and the full Board.

  •
  Compensation performance measures are set for each division and YUM, are transparent and are tied to multiple measurable factors, none of which exceeds a 50% weighting. The measures are both apparent to shareholders and drivers of their returns.

  •
  Strong stock ownership guidelines for 600 senior employees are enforced (discussed further at page 47).

  •
  We have implemented a compensation recovery or "clawback" policy (discussed further at page 50).

How does the Board determine which directors are considered independent?

        The Company's Corporate Governance Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Principles can be found on the Company's Web site (www.yum.com/governance/principles.asp).

        Pursuant to the Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under the rules of the NYSE, with the exception of David Novak and Jing-Shyh S. Su. Mr. Novak and Mr. Su are not considered independent directors because of their employment by the Company.

        In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Dorman, Ferragamo, Grissom, Holland, Langone, Linen, Nelson and Walter and Ms. Hill had no other relationship with the Company other than their relationship as director. The Board did note, as discussed in the next paragraph, that CVS Caremark Corporation ("CVS"), which employs Thomas Ryan, had a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to Mr. Ryan or CVS.

        Mr. Ryan is the Chairman of CVS (during 2010, he was also Chief Executive Officer and President of CVS). In 2007, YUM entered into a transaction with CVS to sublease a long range aircraft. In the Fall of 2010, the Company renewed the sublease through 2017. The sublease was renewed at pricing terms substantially similar to the expiring sublease and at or below market. YUM will have an option to purchase the aircraft in 2012. After reviewing the terms of the 2010 sublease renewal, the Board determined that the transaction did not create a material relationship between YUM and Mr. Ryan or YUM and CVS as the total payments represent less than 1/10 of 1% of CVS's revenues. The Board further concluded that it does not affect the independence of Mr. Ryan.

How do shareholders communicate with the Board?

        Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and

Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors' review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Audit Committee Chairperson and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chairperson of the Management Planning and Development Committee.

What are the Company's Policies on Reporting of Concerns Regarding Accounting?

        The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Christian Campbell. If any person believes that he or she should communicate with our Audit Committee Chair, J. David Grissom, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our Web site at www.yum.com/governance/complaint.asp.

What are the committees of the Board?

        The Board of Directors has standing Audit, Management Planning and Development, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2010

Audit: J. David Grissom, Chair Robert Holland, Jr. Kenneth G. Langone Jonathan S. Linen Thomas C. Nelson

•       Possesses sole authority regarding the selection and retention of independent auditors

•       Reviews and has oversight over the Company's internal audit function

•       Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

•       Reviews the independence, qualification and performance of the independent auditors

•       Reviews the adequacy of the Company's internal systems of accounting and financial control

•       Reviews the annual audited financial statements and results of the audit with management and the independent auditors

•       Reviews the Company's accounting and financial reporting principles and practices including any significant changes

•       Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company's Worldwide Code of Conduct and Policy on Conflicts of Interest

9

•       Discusses with management the Company's policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled "What is the Board's Role in Risk Oversight" set forth on page 9.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Grissom, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Grissom has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2010

Management Planning and Development: Thomas M. Ryan, Chair David W. Dorman Massimo Ferragamo Bonnie Hill Robert Walter	• Oversees the Company's executive compensation plans and programs and reviews and recommends changes to these plans and programs • Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee • Reviews and approves the compensation of the chief executive officer and other senior executive officers • Reviews management succession planning	5

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2010

Nominating and Governance: Robert Walter, Chair David W. Dorman Massimo Ferragamo Bonnie Hill Thomas M. Ryan	• Identifies and proposes to the Board suitable candidates for Board membership • Advises the Board on matters of corporate governance • Reviews and reassesses from time to time the adequacy of the Company's Corporate Governance Principles • Receives comments from all directors and reports annually to the Board with assessment of the Board's performance • Prepares and supervises the Board's annual review of director independence	3

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2010

Executive/Finance: David C. Novak, Chair J. David Grissom Kenneth G. Langone	• Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	—

How are directors compensated?

        Employee Directors.    Employee directors do not receive additional compensation for serving on the Board of Directors.

        Non-Employee Directors Annual Compensation.    The annual compensation for each director who is not an employee of YUM is discussed under "Director Compensation" beginning on page 69.

How much YUM stock do the directors own?

        Stock ownership information for each director nominee is shown in the table on page 28.

What are the Company's policies and procedures with respect to related person transactions?

        The Board of Directors has adopted policies and procedures for the review of related person transactions.

        Under these policies and procedures, the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Committee's review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

        Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

        After its review, the Nominating and Governance Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $100,000. These transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company's total revenues and the related person is not an executive officer of the other company.

        During fiscal 2010, affiliates of Harman Management Corporation ("Harman"), as KFC, Taco Bell, Pizza Hut, Long John Silver's and A&W All American Food franchisees, paid royalties of approximately $13.4 million and contingent store opening fees of approximately $5,500 to subsidiaries of YUM. The store opening fees are held in escrow and may be returned to Harman if the related new restaurant units are not opened within a pre-determined number of months following payment. Jackie Trujillo, Chairman Emeritus of the Board of Harman, retired as a director of YUM in May 2010. Ms. Trujillo retired from Harman as its Chairman on June 30, 2004. Ms. Trujillo has a direct financial interest in Harman but does not control Harman and does not have any management responsibility at Harman. The Nominating and Governance Committee ratified these transactions with Harman.

Does the Company require stock ownership by directors?

        Yes, the Company requires stock ownership by directors. The Board of Directors expects non-management directors to hold a meaningful number of shares of Company common stock and expects non-management directors to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board. YUM directors receive a significant portion of their annual compensation in stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our shareholders.

Does the Company have stock ownership guidelines for Executives and Senior Management?

        The Management Planning and Development Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 47. The Company has maintained an ownership culture among its executive and senior managers since its formation. All executive officers, and substantially all members of senior management, hold stock well in excess of the guidelines.

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1: ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Who are this year's nominees?

        The twelve (12) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2012 Annual Meeting and until their respective successors are elected and qualified are provided below. The biographies of each of the nominees below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

        Information about the number of shares of common stock beneficially owned by each director appears on page 27 under the heading "Stock Ownership Information." See also "Certain Relationships and Related Transactions." There are no family relationships among any of the directors and executive officers of the Company. Director ages are as of the Annual Meeting date.

Director Bios

David W. Dorman Age 57 Director since 2005 Non-Executive Chairman, Motorola Solutions, Inc.	David W. Dorman is the Non-Executive Chairman of the Board of Motorola Solutions, Inc. (formerly known as Motorola Inc.), a leading provider of business and mission critical communication products and services for enterprise and government customers. He served as Non-Executive Chairman of the Board of Motorola, Inc. from May 2008 until the separation of its mobile devices and home businesses in January, 2011. From October 2006 to May 2008, he was Senior Advisor and Managing Director to Warburg Pincus, a global private equity firm. From November 2005 until January 2006, he was President of AT&T Inc., a company that provides Internet and transaction-based voice and data services (formerly known as SBC Communications). He was Chairman of the Board and Chief Executive Officer of the company previously known as AT&T Corp. from November 2002 until November 2005. Prior to this, he was President of AT&T Corp. from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T Corp. and British Telecommunications plc, from 1999 to 2000.
Mr. Dorman serves on the board of CVS Caremark Corporation. He served as a director of AT&T Corp. from 2002 to 2006 and Georgia Tech Foundation from 2002 to 2010.

Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chief executive officer of global telecommunications-related businesses
• Expertise in finance, strategic planning and public company executive compensation
• Public company directorship and committee experience
• Independent of Company
Massimo Ferragamo Age 53 Director since 1997 Chairman, Ferragamo USA, Inc.
Massimo Ferragamo is Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. Mr. Ferragamo has served as a director of Birks & Mayors, Inc. from 2005 until 2007.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chairman of an international sales and distribution business
• Expertise in branding, marketing, sales and international business development
• Public company directorship and committee experience
• Independent of Company
J. David Grissom Age 72 Director since 2003 Chairman, Mayfair Capital, Inc. Chairman, The Glenview Trust Company
J. David Grissom is Chairman of Mayfair Capital, Inc., a private investment firm formed by Mr. Grissom in 1989. In addition, Mr. Grissom has been Chairman of The Glenview Trust Company, a private trust and investment management company, since 2001. From 1973 to 1989, he held various senior positions, including Chairman and CEO of Citizens Fidelity Bank & Trust and Vice Chairman of its successor, PNC Financial Corp. He is also a director of United Metro Media, Inc. He served as a director of Churchill Downs Incorporated from 1979 to 2010.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chairman of private investment firms and chief executive officer of a financial institution
• Expertise in finance, accounting and public company leadership
• Public company directorship and committee experience
• Independent of Company

Bonnie G. Hill Age 69 Director since 2003 President, B. Hill Enterprises LLC
Bonnie G. Hill is President of B. Hill Enterprises LLC, a consulting company. She has held this position since July 2001. She is also co-founder of Icon Blue, Inc., a brand marketing company. She served as President and Chief Executive Officer of Times Mirror Foundation, a charitable foundation affiliated with the Tribune Company from 1997 to 2001 and Senior Vice President, Communications and Public Affairs, of the Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill currently serves as a director of AK Steel Holding Corporation, The Home Depot, Inc., and California Water Service Group. She serves as the Lead Director of the Board of Directors of The Home Depot, Inc. She serves on the boards of many other organizations, including the Financial Industry Regulatory Authority Investor Education Foundation. She also served on the boards of Hershey Foods Corporation from 1993 to 2007 and Albertson's, Inc. from 2002 to 2006.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as president of a consulting firm and as dean of the school of commerce at a large public university
• Expertise in corporate governance, succession planning and public company compensation
• Public company directorship and committee experience
• Independent of Company
Robert Holland, Jr. Age 70 Director since 1997 Managing Director and Advisory Board Member, Essex Lake Group, P.C.
Robert Holland, Jr. is a Managing Director and Advisory Board Member of Essex Lake Group, P.C., a strategy and management consulting firm specializing in enhanced granular modeling and analytics, since 2009. From 2001 to 2009, he maintained a consulting practice for strategic development assistance to senior management of Fortune 500 companies. From 2005 to 2007, he was a member of Cordova, Smart and Williams, LLC an investment fund manager, and a limited partner of Williams Capital Partners Advisors, LP, a private equity investment firm. He was Chief Executive Officer of WorkPlace Integrators, Michigan's largest steelcase office furniture dealer, from 1997 until 2001. From 1995 to 1996, he was President and Chief Executive Officer of Ben & Jerry's Homemade, Inc. He was an associate and a partner at McKinsey & Co. from 1968 to 1981. Mr. Holland is also a director of Carver Federal Bank, Lexmark International, Inc. and Neptune Orient Lines Limited.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as a managing director of a consulting firm and chief executive officer of consumer, branded business
• Expertise in finance, strategic planning, marketing, business development and corporate governance
• Public company directorship and committee experience
• Independent of Company

Kenneth G. Langone Age 75 Director since 1997 Founder, Chairman, Chief Executive Officer and President, Invemed Associates, LLC	Kenneth G. Langone is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage. He is also a director of Unifi, Inc. He is a founder of The Home Depot, Inc. and served on its board from 1978 to 2008. Mr. Langone also served as a director of Choicepoint, Inc. from 2002 to 2008.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chief executive officer of a highly regulated financial services business
• Expertise in finance, strategic planning, business development and retail business
• Public company directorship and committee experience
• Independent of Company
Jonathan S. Linen Age 67 Director since 2005 Advisor to the Chairman of American Express Company
Jonathan S. Linen has been an advisor to the Chairman of American Express Company, a diversified worldwide travel and financial services company, since January 2006. From August 1993 until December 2005, he served as Vice Chairman of American Express Company. From 1992 to 1993, Mr. Linen served as President and Chief Operating Officer of American Express Travel Related Services Company, Inc. From 1989 to 1992, Mr. Linen served as President and Chief Executive Officer of Shearson Lehman Brothers. Mr. Linen is a director of Modern Bank, N.A. and The Intercontinental Hotels Group.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as president and chief executive officer of a global travel-related services company
• Expertise in finance, marketing and international business development
• Public company directorship and committee experience
• Independent of Company
Thomas C. Nelson Age 48 Director since 2006 Chairman, Chief Executive Officer and President, National Gypsum Company
Thomas C. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a General Partner of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He also serves as a director of Belk, Inc. and Carolinas Healthcare System.
Specific qualifications, experience, skills and expertise:
• Operational and management experience, including as president and chief executive officer of a building products manufacturer
• Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow
• Expertise in finance, strategic planning, business development and retail business
• Public company directorship and committee experience
• Independent of Company

David C. Novak Age 58 Director since 1997 Chairman, Chief Executive Officer and President, YUM
David C. Novak became Chairman of the Board on January 1, 2001, and Chief Executive Officer of YUM on January 1, 2000. He also serves as President of YUM, a position he has held since October 21, 1997. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of YUM. He is also a director of JPMorgan Chase & Co. and Friends of World Food Program.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chairman and chief executive officer of the Company
• Expertise in strategic planning, global branding, franchising, finance and corporate leadership
• Public company directorship and committee experience
Thomas M. Ryan Age 58 Director since 2002 Chairman, CVS Caremark Corporation and CVS Pharmacy, Inc.
Thomas M. Ryan has been Chairman of the Board of CVS Caremark Corporation ("CVS"), a pharmacy healthcare provider, since April 1999. He was Chief Executive Officer of CVS from May 1998 to February 2011 and also served as President from May 1998 to May 2010. Mr. Ryan was a director of Reebok International Ltd from 1998 to 2005 and Bank of America Corporation from 2004 to 2010.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chief executive officer of a global pharmacy healthcare business
• Expertise in finance, strategic planning and public company executive compensation
• Public company directorship and committee experience
• Independent of Company
Jing-Shyh S. Su Age 58 Director since 2008 Vice Chairman, Yum! Brands, Inc. Chairman and Chief Executive Officer of YUM's China Division
Jing-Shyh S. Su became Vice Chairman of the Board on March 14, 2008. He is also Chairman and Chief Executive Officer of YUM's China Division, a position he has held since May 2010. From 1997 to May 2010, he was President of YUM's China Division. Prior to this position, he was the Vice President of North Asia for both KFC and Pizza Hut.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as president of the Company's China Division
• Expertise in marketing and brand development
• Expertise in strategic planning and international business development

Robert D. Walter Age 65 Director since 2008 Founder and Retired Chairman/CEO Cardinal Health, Inc.
Robert D. Walter is the founder of Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement from Cardinal Health, he served as Executive Director from November 2007 to June 2008. From April 2006 to November 2007, he served as Executive Chairman of the Board of Cardinal Health. From 1979 to April 2006, he served as Chairman and Chief Executive Officer of Cardinal Health. Mr. Walter also serves as a director of American Express Company, Nordstrom, Inc. and Battelle Memorial Institute. From 2000 to 2007, he was a director of CBS Corporation and its predecessor, Viacom, Inc.
Specific qualifications, experience, skills and expertise:
• Operating and management experience, including as chief executive officer, of a global healthcare and service provider business
• Expertise in finance, business development, business integrations, financial reporting, compliance and controls
• Public company directorship and committee experience
• Independent of Company

        If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2012 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. Based on the recommendation of the Nominating and Governance Committee, all of the aforementioned nominees are standing for reelection.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE ELECTION OF THESE NOMINEES.

What if a nominee is unwilling or unable to serve?

        That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

        A nominee will be elected as a director if the number of "FOR" votes exceeds the number of "AGAINST" votes.

        Our policy regarding the election of directors can be found in our Corporate Governance Principles at www.yum.com/governance/principles.asp and at page 8 under "What other Significant Board Practices does the Company have?—Majority Voting Policy."

ITEM 2: RATIFICATION OF INDEPENDENT AUDITORS
(Item 2 on the Proxy Card)

What am I voting on?

        A proposal to ratify the selection of KPMG LLP ("KPMG") as our independent auditors for fiscal year 2011. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2010, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

        Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE FOR APPROVAL OF THIS PROPOSAL.

What fees did we pay to KPMG for audit and other services for fiscal years 2010 and 2009?

        The following table presents fees for professional services rendered by KPMG for the audit of the Company's annual financial statements for 2010 and 2009, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2010 and 2009.

	2010	2009
Audit fees(1)	$4,800,000	$4,800,000
Audit-related fees(2)	300,000	400,000

Audit and audit-related fees	5,100,000	5,200,000
Tax fees(3)	500,000	400,000
All other fees	—	—

Total fees	$5,600,000	$5,600,000

(1)
Audit fees for 2010 and 2009 include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports, audits of the effectiveness of the Company's internal controls over financial reporting, statutory audits and services rendered in connection with the Company's securities offerings.

(2)
Audit-related fees for 2010 and 2009 included audits of financial statements of certain employee benefit plans, agreed upon procedures related to certain state tax credits and other attestations. Audit-related fees for 2009 also included $82,500 for fees for audits of carved-out financial statements that were reimbursed to the Company by a franchisee in connection with services performed related to an acquisition of Company restaurants by the franchisee.

(3)
Tax fees for 2010 and 2009 consisted principally of fees for international tax compliance and tax audit assistance.

What is the Company's policy regarding the approval of audit and non-audit services?

        The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee's pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members, and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

        Pre-approvals for services are granted at the January Audit Committee meeting each year. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must be pre-approved.

        The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chairperson of the Audit Committee.

        The complete policy is available on the Company's Web site at
www.yum.com/governance/media/gov_auditpolicy.pdf.

ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 3 on the Proxy Card)

What am I voting on?

        As required by SEC rules, we are asking shareholders to approve, on an advisory, non-binding basis, the 2010 compensation awarded to the Company's named executive officers as described in the "Executive Compensation" section of this proxy statement, beginning on page 30.

        Our goal is to provide an executive compensation program that attracts, rewards and retains the talented leaders necessary to enable our Company to succeed in the highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides a competitive compensation package to our executives and utilizes components that best align the interests of our executives with those of our shareholders. We believe this approach, which has been in place for many years, has made our management team a key driver in the Company's strong performance over both the long and short term.

        Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 30, as well as the Summary Compensation Table and related compensation tables and narratives, which discuss in detail how our compensation policies and procedures operate and are designed to meet our compensation goals.

        Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

          RESOLVED, that the shareholder approve the compensation awarded to our named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company's compensation program.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR APPROVAL OF THIS PROPOSAL.

 ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
ON EXECUTIVE COMPENSATION
(Item 4 on the Proxy Card)

What am I voting on?

        As required by SEC rules, we are asking shareholders to vote, on an advisory, non-binding basis, on how frequently we should present to shareholders the advisory vote on executive compensation. SEC rules require the Company to submit to a shareholder vote at least once every six years whether advisory votes on executive compensation should be presented every one, two or three years.

        After careful consideration of the frequency alternatives and the expression of views the Company has received from shareholders on this matter, the Board believes that a one year frequency for conducting an advisory vote on executive compensation is appropriate for the Company and its shareholders at this time.

        Shareholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will carefully consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of advisory votes on executive compensation.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE ONE YEAR ON THE FREQUENCY FOR CONDUCTING THE ADVISORY VOTE
ON EXECUTIVE COMPENSATION.

ITEM 5: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
ARTICLES OF INCORPORATION TO PERMIT SHAREHOLDERS TO CALL SPECIAL MEETINGS
(Item 5 on the Proxy Card)

Current Standard for Calling Special Meetings of Shareholders

        North Carolina law provides that a public corporation shall hold a special meeting of shareholders on call of (1) its board of directors or (2) the person or persons authorized to do so by the articles of incorporation or bylaws. Currently, the Company's Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws (the "Bylaws") provide only that the Board of Directors may call a special meeting of shareholders (subject to the rights of holders of preferred shares).

What am I voting on?

        The Board of Directors has adopted, and now recommends shareholder approval of, an amendment to Article FIFTH of the Articles of Incorporation (the "Amendment") that would give holders of record of at least 25% of the outstanding common shares the right to request that a special meeting of shareholders be called, subject to procedural requirements to be set forth in the Bylaws, amended as described below. The form of the proposed Amendment, consisting of a deletion to paragraph (a) and the insertion of new paragraph (j) of Article FIFTH, is attached as Appendix A to this proxy statement. The general descriptions of the Amendment herein are subject to the actual text of the Amendment in the form of Appendix A.

Background

        The ability of shareholders to call special shareholder meetings is increasingly considered an important aspect of good corporate governance. Last year, a shareholder proposal requesting that 10% of the holders of our outstanding common shares be permitted to call special meetings received majority support from our shareholders. The Board of Directors supports the concept of permitting shareholders to request special meetings, but believes that a 25% threshold strikes a better balance than a 10% threshold in terms of enhancing shareholder rights and protecting against the risk that a small percentage of shareholders could trigger a special meeting to pursue special interests that are not are in the best interests of the Company and its shareholders in general. A special meeting is an extraordinary event that imposes significant financial expense and administrative burdens on the Company. The proposed 25% threshold ensures that the Company will incur the costs and disruptions associated with calling and holding a special meeting only if a significant portion of our shareholders support holding such a meeting. The 25% threshold is also consistent with thresholds adopted by many other large public companies.

Amendment of Restated Articles of Incorporation and Related Bylaw Amendments

        After due consideration and upon the recommendation of the Nominating and Governance Committee, the Board of Directors adopted resolutions (1) setting forth and adopting the proposed Amendment to provide that shareholders shall have the right to request special meetings of the shareholders and that a special meeting of the shareholders shall be called upon the proper request of the holders of record of at least 25% of the outstanding common shares and (2) declaring the advisability of the Amendment and recommending that our shareholders approve the Amendment.

        If approved, the Amendment will become effective upon the filing of Articles of Amendment to the Company's Articles of Incorporation with the Secretary of State of North Carolina. The Company would make such a filing promptly after approval of the Amendment by the shareholders at the annual meeting. The Board of Directors has also adopted corresponding amendments to our Bylaws which would become effective if and when the Amendment becomes effective. The Bylaw amendments provide that holders of record of at least 25% of our outstanding common shares shall be permitted to request and present business at a special meeting, subject to certain procedural and informational requirements. Each request for a special meeting must be signed by the requesting shareholders and include information relating to such shareholders and the business to be brought before the special meeting. Requesting shareholders must update and supplement any such meeting request so that the information previously provided to the Secretary of the Company is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting (or any adjournment or postponement of the meeting). In determining whether the 25% threshold has been satisfied where multiple requests are submitted, only requests submitted within 60 days of the first such request and covering substantially the same business to be brought before the meeting will be considered together and aggregated.

        Subject to certain exceptions, no business may be conducted at the special meeting except for business that is described in the shareholder request and properly brought before the special meeting. In addition, a special meeting will not be held if (1) the proposed business is to be included at an annual or special meeting called by the Board of Directors to be held within 90 days after the special meeting request is received by the Secretary, (2) the business to be covered at the special meeting was previously included at an annual or special meeting held not more than 12 months before the special meeting request was delivered to the Secretary or (3) the special meeting request relates to an item of business that is not the proper subject of shareholder action or was made in a manner that involved a violation of law.

What is the vote required to approve this proposal?

        This proposal must be approved by a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will have the effect of a vote "Against" the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO PERMIT
SHAREHOLDERS TO REQUEST SPECIAL MEETINGS

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

        This table shows ownership information for the only YUM shareholder known by our management to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2010, and is based on a stock ownership report on Schedule 13G filed by such shareholder with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	30,231,270	(1)	6.5%

(1)
The filing indicates sole voting power for 16,227,100 shares, shared voting power for 10,300,483 shares, no voting power for 3,703,687 shares, sole dispositive power for 19,930,787 shares and shared dispositive power for 10,300,483 shares.

How much YUM common stock is owned by our directors and executive officers?

        This table shows the beneficial ownership of YUM common stock as of December 31, 2010 by

  •
  each of our nominees for election as directors,

  •
  each of the executive officers named in the Summary Compensation Table on page 52, and

  •
  all directors and executive officers as a group.

        Unless we note otherwise, each of the following persons and their family members has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table hold in excess of one percent of the outstanding YUM common stock. Directors and executive officers as a group beneficially own approximately 2%. Our internal stock ownership guidelines call for the Chairman to own 336,000 shares of YUM common stock or stock equivalents. Guidelines for our other named executive officers call for them to own 50,000 shares of YUM common stock or stock equivalents within five years following their appointment to their current position. Other executive officers are required to own 24,000 shares of YUM common stock or stock equivalents.

        The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2010. Included are shares that could have been acquired within 60 days of December 31, 2010 through the exercise of stock options, stock appreciation rights or distributions from the Company's deferred compensation plans, together with additional underlying stock units as described in footnote 4 to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

	Beneficial Ownership
Name	Number of Shares Beneficially Owned(1)		Options/SARS's Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total
David C. Novak	267,829		2,567,575	1,334,280	4,169,684	988,841	5,158,525
David W. Dorman	36,227		15,716	0	51,943	5,255	57,198
Massimo Ferragamo	44,488		25,098	43,131	112,717	24,337	137,054
J. David Grissom	86,652	(5)	20,710	2,055	109,417	0	109,417
Bonnie G. Hill	0		20,416	11,961	32,377	12,168	44,545
Robert Holland, Jr.	57,279		25,098	12,168	94,545	13,447	107,992
Kenneth G. Langone	650,490	(6)	5,240	17,561	673,291	20,236	693,527
Jonathan Linen	14,438		15,716	0	30,154	25,447	55,601
Thomas C. Nelson	0		7,845	0	7,845	25,300	33,145
Thomas M. Ryan	19,755		24,654	1,712	46,121	24,861	70,982
Robert D. Walter	51,830		2,936	0	54,766	12,752	67,518
Richard T. Carucci	22,388	(7)	476,762	0	499,150	121,953	621,103
Jing-Shyh S. Su	278,361		988,378	0	1,266,739	246,408	1,513,147
Graham D. Allan	428,226	(8)	792,834	155,185	1,376,245	89,459	1,465,704
Scott Bergren	11,255		170,208	9,866	191,329	128,580	319,909
All Directors and Executive Officers as a Group (23 persons)	2,043,119		7,067,748	1,722,298	10,833,165	2,287,874	13,121,039

(1)
Shares owned outright. These amounts include the following shares held pursuant to YUM's 401(k) Plan as to which each named person has sole voting power:

•
Mr. Novak, 30,999 shares

•
all directors and executive officers as a group, 33,923 shares

(2)
The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to stock options and stock appreciation rights awarded under our employee or director incentive compensation plans. For stock options, we report shares equal to the number of options exercisable within 60 days. For SARs we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).

(3)
These amounts reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Directors Deferred Compensation Plan or our Executive Income Deferral Program. Amounts payable under these plans will be paid in shares of YUM common stock at termination of employment/directorship or within 60 days if so elected.

(4)
Amounts include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of employment or (b) after March 1, 2010. For Messrs. Novak and Su, amounts also include restricted stock units awarded in 2008 and 2010, respectively.

(5)
This amount includes 26,000 shares held in IRA accounts.

(6)
All shares are held in a margin account.

(7)
This amount includes 6,000 shares held in a trust.

(8)
Of this amount, 428,222 of Mr. Allan's shares are pledged.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2010.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis ("CD&A") describes the principles of our executive compensation program, how we applied those principles in compensating our Named Executive Officers ("NEOs") for fiscal year 2010, and how our compensation program drives performance.

        In this CD&A, we first provide an executive summary of our program for fiscal 2010. We then describe our compensation philosophy and objectives of our executive compensation program and how the Management Planning and Development Committee (the "Committee") of our Board oversees our compensation program. We discuss the roles of the Committee's independent compensation consultant and management in the compensation process and describe how we determine each element of compensation. The CD&A also discusses how we set the challenging performance goals for our annual incentive bonuses. We believe that our compensation program in 2010 and in prior years shows that we have closely linked pay to performance.

Executive Summary

Overview of 2010 Performance

        As we stated last year, the power of YUM is in our ability to deliver consistently strong results. That is why we are pleased to report that for 2010 we:

  •
  Achieved record year over year growth in Earnings Per Share (excluding special items) ("EPS") growth of 17%—marking the ninth consecutive year that we exceeded our annual target of at least 10%

  •
  Increased worldwide system sales by 4% (prior to foreign currency translation)

  •
  Opened nearly 1,400 new restaurants outside the United States—the tenth straight year we have opened more than 1,000 new units

  •
  Improved our worldwide restaurant margins by 1.3 percentage points

  •
  Grew operating profits by 15% prior to special items and foreign currency translation

  •
  Generated $1.16 billion in net income—a new high

  •
  Generated almost $2 billion of cash from operations

  •
  Maintained our Return on Invested Capital of over 20%—continuing to be an industry leader

  •
  Increased our dividend by 19%

        Our overall performance proved once again the resilience of our global portfolio of leading brands to deliver consistent double digit EPS growth. Our shareholders also benefited from our strong year as our stock price increased from $35.38 to $49.66 during fiscal 2010—a return of 40% (excluding dividends).

Overview of Our Compensation Program

        For 2010, the compensation program for the Company's NEOs is essentially the same program that has been in place for over 10 years. The program is a highly performance based program and the compensation of our executives reflects the Company's performance.

        Our goal is to provide an executive compensation program that best serves the long-term interests of our shareholders. The Committee designed our compensation program to support our vision to be the Defining Global Company That Feeds the World, to enable our major growth strategies and to attract, reward and retain the talented leaders necessary to enable our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. We believe that our management team has been a key driver in YUM's strong performance over both the long and short term. Therefore, we intend to continue to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that best align the interests of our executives with those of our shareholders.

        The following is a summary of important aspects of our executive compensation program discussed later in this CD&A:

  •
  Key elements.  The key elements of our program are:

  •
  Base salary,

  •
  Annual performance-based cash incentives, and

  •
  Long-term equity compensation consisting of stock-settled stock appreciation rights ("SARs") and Performance Share Units ("PSUs").

  •
  Pay for Performance.  We emphasize pay-for-performance in order to align executive compensation with our business strategy and the creation of long-term shareholder value.

  •
  At Risk Pay.  While we emphasize "at risk" pay tied to performance, we believe our program does not encourage excessive risk taking by our NEOs or other executives.

  •
  Share Ownership Guidelines.  Our executives are subject to share ownership guidelines and are prohibited from hedging against the economic risk of such ownership.

  •
  No Employment Agreements or Guaranteed Bonuses.  Our executives do not have employment agreements or guaranteed bonuses.

  •
  Compensation Recovery Policy.  We have a compensation recovery policy that gives the Board discretion to recover incentive compensation paid to senior management in the event of a restatement of our financial statements due to misconduct.

  •
  Future Severance Policy.  We have a future severance policy that limits any future severance agreements with an executive.

  •
  Change in Control Agreements.  We have change in control agreements with our executives to ensure continuity of management in the event of a prospective change in control of the Company.

Significant Majority of Executive Officer Pay Tied to Performance

        Our annual compensation program has three primary elements: base salary, annual cash performance-based incentives and long-term equity performance-based incentives. As the graph below shows, the performance-based incentives constitute by far the largest portion of target compensation for our NEOs:

CEO Target Pay Mix—2010

All Other NEOs Target Pay Mix—2010

2010 Compensation Program/Decisions

        For 2010, we highlighted four major growth strategies as drivers for earnings growth. The Company has communicated these same strategies to investors for several years. These strategies are:

  •
  Build Leading Brands in China in Every Significant Category

  •
  Drive Aggressive International Expansion and Build Strong Brands Everywhere

  •
  Improve U.S. Brand Positions, Consistency and Returns

  •
  Provide Long-Term Shareholder and Franchisee Value

        Our compensation program is designed to support these strategies. For our annual bonus program, the Committee sets performance measures and targets it believes will help the Company continue to execute against these strategies. The Company's 2010 results measured against the 2010 targets are used by the Committee when evaluating our NEOs' performance and determining the NEOs' annual incentive bonus (the performance measures, targets and results are discussed beginning at page 39).

        The Company believes this compensation program, which as noted above has been in place for many years, is an important factor in driving our NEOs' performance to achieve long term EPS growth and total shareholder return ("TSR"). The success of our strategy is evidenced by our one, three and five year results for TSR as compared to our compensation peer group (made up of the retail, hospitality and nondurable consumer products companies described at page 38) and our consistent year over year EPS growth, as shown below:

EPS*—Nine Year Growth

*
For purposes of calculating the year over year growth in EPS in the chart above, EPS excludes special items believed to be distortive of consolidated results on a year over year basis and the initial impact of expensing stock options in 2005. The special items excluded are the same as those excluded in the Company's annual earning releases.

Annual Total Shareholder Return Through 12/31/10

        As shown above, the percentile ranking of our performance measured by TSR is in the top quartile for each of the three time periods. A substantial reason for this superior performance is our track record of consistency in delivering strong, year-over-year growth in EPS. In light of the Company's strong performance during 2010, as well as its sustained performance over the years, the Committee believes that the program's stated objective of paying our Chief Executive Officer at the 75th percentile and our other NEOs at the 75th percentile for salary and annual bonus and the 50th percentile for equity-based compensation has helped attract and retain top talent and has incentivized that talent to a high level of performance.

        In line with our pay for performance policy, we took the following 2010 compensation actions:

  •
  No Adjustments to Base Salary:  Based on general economic conditions in 2009, we believed base salaries should not be increased for 2010;

  •
  Pay-for-Performance Annual Incentive:  Based on our strong 2010 performance, we paid bonuses for 2010 recognizing our strong operating profit growth (prior to special items and foreign currency translation) and strong EPS growth and for meeting the other division and individual performance goals set by the Committee for fiscal 2010; and

  •
  Equity-based Compensation:  In line with our growth strategy and to align NEOs with shareholder interests, we granted SARs or stock options to our NEOs based on each NEO's performance. We also granted PSUs that will vest only if we achieve pre-established 3-year EPS growth goals.

        In the remainder of the CD&A, we discuss in more detail our executive compensation program and how it worked in 2010. Among other topics, we address the following:

  •
  The philosophy underlying our executive compensation program (page 35)

  •
  The objectives of our executive compensation program (page 35)

  •
  An overview of the key elements of our executive compensation program (page 35)

  •
  The process the Management Planning and Development Committee ("Committee") uses to set and review executive compensation (page 36)

  •
  The alignment of our executive compensation with the Company's business and financial performance (page 36)

  •
  The allocation between fixed and variable compensation (page 36)

  •
  The role of our independent compensation consultant (page 36)

  •
  The role of comparative compensation data and how we select the companies that are used to generate the comparative data (page 37)

  •
  Compensation decisions for NEOs other than our CEO (beginning at page 38) including:

  •
  Team performance measures, which are used in the calculation of the annual bonus (page 39)

  •
  Individual performance measures, which are also used in the calculation of the annual bonus (page 39)

  •
  Our CEO's compensation (page 44)

  •
  Our stock ownership guidelines (page 47)

Our Named Executive Officers (NEOs) for 2010:

  •
  David C. Novak, Chairman, Chief Executive Officer and President

  •
  Richard T. Carucci, Chief Financial Officer

  •
  Jing-Shyh S. Su, Vice Chairman of the Board and Chairman and CEO—China Division

  •
  Graham D. Allan, Chief Executive Officer—Yum Restaurants International Division ("YRI")

  •
  Scott Bergren, Chief Executive Officer—Pizza Hut U.S. and Yum! Innovation

YUM's Compensation Philosophy

        YUM's compensation philosophy is reviewed annually by the Committee.

        Our philosophy is to:

  •
  reward performance

  •
  pay our restaurant general managers and executives like owners

  •
  design pay programs at all levels that align team and individual performance, customer satisfaction and shareholder return

  •
  emphasize long-term incentive compensation

  •
  require executives to personally invest in Company stock

Objectives of YUM's Compensation Program

        The objectives of our executive compensation program are to:

  •
  attract and retain highly qualified employees through competitive compensation and benefit programs

  •
  reward our employees for personal contributions that grow the business

  •
  maximize shareholder returns

Key Elements of Compensation

        The following table lists the key elements that generally comprise our 2010 executive compensation.

Element	Purpose	Form
Base Salary	Provide compensation for performance of primary roles and responsibilities	Cash
Performance-based annual incentive compensation	Provide incentive to drive company performance with payout based on achievement of YUM's and its divisions' short-term goals and strategic objectives	Cash
Long-term incentive compensation	Motivate our executives to help us achieve our long-range performance goals that will enhance our value and, as a result, enhance our shareholders' returns on their investments	Stock Appreciation Rights/Stock Options and Performance Share Units
Retirement benefits	Provide tax-advantaged means to accumulate retirement benefits	Defined Benefit Plan, Defined Contribution Plan

        We determine all elements of compensation annually at the same time, currently in January, to allow us to take into consideration all of the elements when decisions are made.

How Compensation Decisions Are Made

        In January of each year, the Committee reviews the performance and total compensation of our CEO and the other executive officers. The Committee reviews and establishes each executive's total compensation target for the current year which includes base salary, annual bonus opportunities and long-term incentive awards. The Committee's decisions impacting our CEO are also reviewed and ratified by the independent members of the Board.

        In making these compensation decisions, the Committee relies on the CEO's in-depth review of the performance of the executive officers as well as competitive market information. Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on the executive officer's performance against his or her financial and strategic objectives, qualitative factors and YUM's overall performance.

Alignment between Compensation and Company Performance

        As noted above, a key objective of our compensation program is to maximize shareholder returns. Our incentive programs are designed to reinforce our pay-for-performance philosophy by aligning the payouts with the results of the Company's business and financial performance. These incentives, which constitute a significant portion of total compensation, consist of annual incentive compensation, which is short-term in nature, and stock option/stock appreciation rights, restricted stock units and PSUs, which have a longer-term focus. These pay elements are discussed in more detail below.

Compensation Allocation

        The Committee reviews information provided by the Committee's consultant (see below) for our CEO and executive officers, to determine the appropriate level and mix of incentive compensation. However, there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

        For our executive officers (other than the CEO), the mix of total compensation is effectively targeted at 30% fixed and 70% variable, i.e., "at risk". Fixed compensation is comprised of base salary, while variable compensation is comprised of annual incentives and long-term incentive compensation.

Role of Independent Consultant

        The Committee's charter states that the Committee may retain outside compensation consultants, lawyers or other advisors. Since 2005, the Committee has retained an independent consultant, Meridian Compensation Partners, LLC ("Meridian"), to advise it on certain compensation matters. For 2010 and similar to prior years, the Committee told Meridian that:

  •
  they were to act independently of management and at the direction of the Committee;

  •
  their ongoing engagement would be determined by the Committee;

  •
  they were to inform the Committee of relevant trends and regulatory developments; and

  •
  they were to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to us for the CEO and other executive officers and assist the Committee in its determination of the annual compensation package for our CEO.

        During 2010, Hewitt Associates spun off a portion of its executive compensation practice into a separate, entirely independent entity, Meridian Compensation Partners. The Committee retained

Meridian going forward as its independent executive compensation consultant. During 2010, Meridian did not provide any services unrelated to executive compensation.

Role of Comparative Compensation Data

        One of the factors used by our Committee in setting executive compensation is an evaluation of how our compensation levels compare to compensation levels for similarly situated executives at companies considered to be our peers. To conduct these comparisons, Meridian provided compensation comparisons based on information that is derived from comparable businesses. This data is used as a frame of reference (a "benchmark") for establishing compensation targets for base salary, annual incentives and long-term incentives for executive officers below our CEO.

        The Committee uses a benchmark as a point of reference for measurement. Benchmarks, however, are not the determinative factor for our executives' compensation, and they do not supplant the analyses of the individual performance of the executive officers. Because the comparative compensation information is one of several factors used in the setting of executive compensation, the Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the Committee may elect not to use the comparative compensation information at all in the course of making specific compensation decisions.

        For our NEOs, other than our CEO, the Committee has set target percentiles for base salary, performance-based annual incentives and long-term incentives as discussed at page 38. The Committee does not set target percentiles with respect to target total compensation for our NEOs other than our CEO (see page 44 for a discussion of Mr. Novak's target total compensation). For the CEO, the Company generally attempts to deliver pay opportunities at the 75th percentile of the market—specifically, 75th percentile target total cash and target total compensation. For all our NEOs, the Company does not measure/benchmark the percentile ranking of compensation actually earned since any realized value from our variable pay programs in particular is a function of company, division, and/or individual performance. It is not generally the objective of the Company to deliver comparable pay outcomes but rather comparable pay opportunities. Realized/earned value from the Company variable pay programs is reflective of business results and not competitive benchmarking.

Comparative Compensation Data

        Revenue size often correlates to some degree with the market value of compensation for senior executive positions. For companies with significant franchise operations measuring size is more complex. This is because there are added complexities and responsibilities for managing the relationships, arrangements, and overall scope of the enterprise that franchising introduces, in particular, managing product introductions, marketing, driving new unit development, customer satisfaction and overall operations improvements across the entire franchise system. Accordingly, consistent with its practice from prior years which Meridian had recommended, the Committee decided to add 25% of estimated franchisee and licensee sales to the Company's estimated 2009 sales to establish an appropriate revenue benchmark to determine the market value of various components of compensation for 2010. This means that the Company, when considering franchisee sales, is viewed as having estimated revenues of $16.3 billion. Specifically, this amount was determined by adding 2009 estimated Company sales of $9.7 billion and 25% of estimated franchisee and licensee sales (from which the Company derives revenues in the form of royalties) of $26.4 billion.

        The median annual revenues (for 2008, the most recent year available at that time) for this peer group was $15.3 billion. Data for each individual job was compiled based on the estimated revenue size of the division that the NEO was responsible for in 2009, specifically $16.3 billion for Messrs. Novak and Carucci, $3.9 billion for Mr. Su, $4.8 billion for Mr. Allan and $2 billion for Mr. Bergren.

Companies included in the Peer Group

        For the benchmarking done in late 2009 (used for early 2010 pay decisions), the peer group for all NEOs was made up of retail, hospitality and nondurable consumer product companies. The Committee established this peer group for the CEO and other NEO compensation in 2008. Periodically the Committee, with Meridian's assistance, reviews the composition of the peer group to ensure the companies are relevant for comparative purposes. The Committee deleted two companies for 2010. We believe the current group of companies is reflective of the market in which we operate for executive talent. The group was chosen because of each of the company's relative leadership positions in their sector, relative size as measured by revenues, relative complexity of the business, and in some cases because of their global reach. The companies deleted from the survey group represented companies whose data was not as readily available, that had been acquired or that were no longer a good match for the group. The companies comprising this nondurable consumer products group used for the benchmarking done at the end of 2009 were:

Company Name	2008 Sales/ Revenues ($billions)	Company Name	2008 Sales/ Revenues ($billions)
Walgreen Co.	66.3	Marriott International, Inc.	12.9
Lowe's Companies, Inc.	48.2	Kellogg Company	12.8
PepsiCo, Inc.	43.3	Avon Products, Inc.	10.7
Kraft Foods, Inc.	42.2	OfficeMax Incorporated	8.3
The Coca-Cola Company	31.9	Campbell Soup Company	7.6
Macy's, Inc.	24.9	Darden Restaurants, Inc.	7.2
McDonald's Corporation	23.5	AutoZone, Inc.	6.5
Staples, Inc.	23.1	Starwood Hotels & Resorts Worldwide, Inc.	5.9
Kimberly-Clark Corporation	19.4	Mattel Corporation	5.9
J. C. Penney Company, Inc.	18.5	The Hershey Company	5.1
Kohl's Corporation	16.4	Mars, Incorporated(1)	N/A
Colgate-Palmolive Company	15.3	Median	15.3
General Mills, Inc.	14.7	YUM(2)	16.3
The Gap, Inc.	14.5

(1)
Data not publicly available

(2)
Projected 2009 company sales + 25% of franchisee and licensee sales

Targeting Compensation

        For the NEOs, other than our CEO, we target the elements of our compensation program as follows:

  •
  Base salary—because NEOs are expected to make significant contributions in current and future positions and would be considered a critical loss if they left the Company, we target the 75th percentile for base salary

  •
  Performance-based annual incentive compensation—75th percentile to emphasize superior pay for superior performance

  •
  Long-term incentives—50th percentile

        For the CEO, the Committee targets 75th percentile for salary and target total cash compensation as well as 75th percentile for target total compensation. These benchmark values are based on target annual incentives and the grant date fair value of long-term incentives.

2010 Executive Compensation Decisions

Base Salary

        Base salary is designed to compensate our executive officers for their primary roles and responsibilities and to provide a stable level of annual compensation. Market data from the peer group was considered in determining base salaries for NEOs based on each NEO's position and responsibility. An executive officer's actual salary relative to this competitive salary range varies based on the level of his or her responsibility, experience, individual performance and future potential. Specific salary increases take into account these factors and the current market for management talent. The Committee reviews each executive officer's salary and performance annually. Based on the economic environment in 2009, the Committee determined not to increase salaries for 2010.

        While the Committee did not approve salary increases for 2010, the Committee as part of its annual review of salary did review market data for the peer group. As in prior years, the Committee did not focus on a precise percentile ranking of each NEO's salary; however, they noted the following general relationships:

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  Messrs. Su's and Allan's 2010 salary placed their base salaries significantly above the 75th percentile. The Committee chose to pay these two executives at this level based on the Committee's subjective assessment of the current and sustained, long-term results they have produced for the Company and the importance of their leadership in running the China and International divisions, respectively.

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  Mr. Carucci's salary was slightly below the 75th percentile and Mr. Bergren's salary was slightly above the 75th percentile.

Performance-Based Annual Incentive Compensation

        Our performance-based annual incentive compensation program ("YUM Leaders' Bonus Program") is a cash-based, pay-for-performance plan that applies to over 1,200 above restaurant leaders in the Company. The principal purpose of our annual incentive compensation is to encourage and reward strong individual and team performance that drives shareholder value.

        Annual incentive payments are based on the achievement of certain Company-wide and/or division financial objectives, other strategic objectives, as well as the achievement of individual performance objectives. These objectives are established, reviewed and approved by the Committee, and reviewed with the Board, during the compensation planning period to ensure that the goals are in concert with the unique strategic issues facing the Company.

        Incentive opportunities are designed to reward superior performance by providing for payments above target for superior performance, but correspondingly no payment unless a threshold percentage of the goal was achieved. Each executive officer's annual incentive compensation depends on the degree to which the Company achieves its business and financial goals and the degree to which each executive officer meets his or her individual goals. We believe this aligns our executive officers' interests with the Company's interests, and motivates our executive officers to meet their goals and ensure that the Company meets its financial, operational and strategic objectives.

        The formula for our annual incentive compensation is as follows:

Base Salary	×	Annual Target Bonus Percentage	×	Team Performance Factor	×	Individual Performance Factor	=	Bonus Payout

        The minimum team performance factor is 0% and the maximum is 200%. The minimum individual performance factor is 0% and the maximum is 150%. The combined impact of the team performance factor and individual performance factor produces a potential range for total annual bonus of 0 - 300% of the target award. Applying these ranges under the YUM Leaders' Bonus Program to the NEOs' 2010 salaries determined the threshold, target and maximum awards potential under the program for 2010, which are reported in dollars in the Grants of Plan-Based Awards table on page 55.

        A detailed description of how team and individual performance factors are determined and measured can be found below under the heading "Performance Factors."

        Annual Target Bonus Percentage.    The "Annual Target Bonus Percentage" for each NEO for 2010 was:

Novak	Carucci	Allan	Su	Bergren
160%	95%	115%	115%	85%

        The Committee noted the 2010 target bonus opportunities, when compared to the survey data, were slightly above the 75th percentile for Messrs. Su and Allan, at the 75th percentile for Mr. Carucci and slightly below the 75th percentile for Mr. Bergren. Consistent with prior years, the Committee did not consider the actual percentile above or below the 75th percentile when making its final bonus decisions. Rather, it considered the overall strong performance of the Company and the current and expected performance of each of these NEOs in the growth of the Company and it determined that it was appropriate to continue target bonuses at or slightly above the 75th percentile. Mr. Novak's performance is discussed beginning on page 44.

        Performance Factors.    To determine the performance factors for each NEO, the Committee reviews actual performance against pre-established consolidated operating Company measures and targets ("Team Performance Factor") and individual performance measures and targets ("Individual Performance Factor").

        Team Performance Factor.    For 2010, the Committee determined each executive's team performance measures and team performance targets, based on recommendations from management. Consistent with prior years, the Committee established the business team performance measures, targets and relative weights in January 2010 and reviewed actual performance against these measures and targets as set forth in the chart below for the NEOs. The targets were developed through the Company's annual financial planning process, in which we assessed historical performance, the future operating environment and profit growth initiatives and built projections of anticipated results. These projections include profit growth to achieve our EPS growth target of at least 10%. Division targets may be adjusted during the year when doing so is consistent with the objectives and intent at the time the targets were originally set. In 2010, some division operating profit growth targets were adjusted to reflect certain YUM approved investments and restaurant divestitures not reflective of annual operating performance.

        We believe these performance measures and targets are key factors that drive individual and team performance, which will result in increased shareholder value over the long term. These measures are designed to align employee goals with the Company's individual divisions' current year objectives to grow earnings and sales, develop new restaurants, improve margins and increase customer satisfaction and in the case of our CEO and CFO align them with the Company-wide EPS target and all divisions' objectives and performance. The measures also serve as effective motivation because they are easy to track and clearly understood by employees. When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures the target to motivate achievement of desired performance consistent with broader shareholder commitments such as EPS growth, ROIC and cash flow. The targets are the same as those that we disclose from time to time to our investors and may be slightly above or below disclosed guidance when determined by our Committee to be appropriate. A leverage formula for each team performance measure magnifies the potential impact that performance above or below the target will have on the calculation of annual incentive compensation. This leverage increases the financial incentive for employees to exceed their targets and reduces payouts when the team performance measure is not reached.

        The team performance targets, actual team performance, team performance weights and team performance factor for each measure are set forth below for the NEOs.

2010 Annual Incentive Compensation Team Performance (TP) Factor Calculation

NEO	TP Measures	TP Target	TP Actual	TP based on leverage formula	TP Weight	TP Factor After Applying Weights\

Novak and Carucci	Weighted Average Divisions' Team Factors(1)			132	65%	86
	EPS Growth	10%	17%	200	35%	70
	Total Weighted TP Factor—Yum					156

Su	Operating Profit Growth (Before Tax)	15%	25.7%	200	50%	100
	System Sales Growth	10.0%	16.8%	200	20%	40
	System Gross New Builds	465	521	186	20%	37
	System Customer Satisfaction	73.6%	77.6%	200	10%	20

	Total Weighted TP Factor—China Division					197
	75% Division/25% Yum TP Factor					187

Allan	Operating Profit Growth (Before Tax)	10%	9.5%	90	50%	45
	System Sales Growth	6.0%	4.1%	23	20%	5
	System Net Builds	450	456	106	20%	21
	System Customer Satisfaction	54.9%	60.2%	188	10%	19

	Total Weighted TP Factor—YRI Division					90
	75% Division/25% Yum TP Factor					107
	Chairman's Award*					10
	Final Team Factor					117

Bergren	Operating Profit Growth (Before Tax)	5%	10.2%	200	50%	100
	System Same Store Sales Growth	3.5%	7.7%	200	20%	40
	Restaurant Margin	12.0%	12.4%	140	20%	28
	System Customer Satisfaction	61.5%	56%	0	10%	0

	Total Weighted TP Factor—Pizza Hut U.S.					168
	75% Division/25% Yum TP Factor					165

(1)
Weighted average based on divisions' contribution to overall operating profit of Yum

        Division operating profit growth is based on actual year over year growth and is adjusted to exclude the impact of any foreign currency translation. In the case of system sales growth, we include the results of all restaurants, including Company-owned, franchised and licensed restaurants and it is based on year over year growth and adjusted to exclude the impact of any foreign currency translation.

        *At the end of 2010, the Committee increased the YRI team factor by 10 points in recognition of strategic work completed during 2010 that will contribute to Yum's future success including the completion of the acquisition of the Rostiks/KFC business in Russia, business development in India, rollout of the Taco Bell concept in several international markets, development in Africa, expansion of beverage sales layers and the sale of the Mexico business unit to a franchisee. This increase is not included in the determination of the YUM team performance factor.

        Individual Performance Factor.    Each NEO's Individual Performance Factor is determined by the Committee based upon their subjective determination of the NEOs individual performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year. As described above, the CEO provides the Committee with his evaluation of each of the other NEOs' performance and recommends an Individual Performance Factor to the Committee.

        For Mr. Carucci, the Committee determined that his overall individual performance for 2010 was significantly above target based upon overall strong financial results of the Company, strong margins in the

China and Taco Bell Divisions, continued success in helping drive key new sales layers and for his contribution to improving the information technology systems of the Company. Based on this performance, the Committee approved a 150 Individual Performance Factor for Mr. Carucci.

        For Mr. Su, the Committee determined that his overall individual performance for 2010 was significantly above target based upon the China Division significantly exceeding its profit, sales growth, development and customer satisfaction plans, including continued development of new restaurant concepts. Based on this performance, the Committee approved a 150 Individual Performance Factor for Mr. Su.

        For Mr. Allan, the Committee determined that his overall individual performance for 2010 was above target based upon the International Division's continued strong restaurant development, expanding sales layers and laying the foundation for emerging market growth, as well as Mr. Allan's strong leadership in maintaining positive system sales growth in a tough economic environment. Based on this performance, the Committee approved a 130 Individual Performance Factor for Mr. Allan.

        For Mr. Bergren, the Committee determined that his overall individual performance for 2010 was significantly above target based upon Pizza Hut U.S. significantly improving year over year sales and profit growth, as well as his leadership in reshaping the business through improved value, increasing weekday business and improvements in home delivery execution. Based on this performance, the Committee approved a 150 Individual Performance Factor for Mr. Bergren.

Application of Annual Incentive Program Formula to NEOs

        Based on the Committee's determinations as described above, the following table sets forth the annual incentive formula and the calculation of annual incentive for each NEO.

Formula:	Base Salary	×	Annual Bonus Target %	×	Team Performance Factor	×	Individual Performance Factor	=	Bonus Award

Novak	$1,400,000	×	160%	×	156%	×	145%	=	$5,066,880
Carucci	$715,000	×	95%	×	156%	×	150%	=	$1,589,445
Su	$815,000	×	115%	×	187%	×	150%	=	$2,628,986
Allan	$815,000	×	115%	×	117%	×	130%	=	$1,425,557
Bergren	$650,000	×	85%	×	165%	×	150%	=	$1,367,438

Note: Messrs. Allan, Su and Bergren's team performance factor is based on 75% of their Division team performance factor and 25% of the consolidated Yum team performance factor. Mr. Novak's performance is discussed beginning on page 44.

Long-term Incentive Compensation

        The principal purpose of our long-term incentive compensation program ("LTI Plan") is to motivate our executives to help us achieve our long-range performance goals that will enhance our value and, as a result, enhance our shareholders' returns on their investments.

        Under our LTI Plan, our executive officers are awarded long-term incentives in the form of non-qualified stock options or stock settled stock appreciation rights ("SARs"). The type of award granted is based upon the executives' local tax jurisdiction. Each year the Committee reviews the mix of long-term incentives to determine if it is appropriate to continue predominantly using stock options and SARs as the long-term incentive vehicle. The Committee has chosen to use stock options and SARs because they emphasize YUM's focus on long-term growth, they reward employees only if the stock price goes up and they align Restaurant General Managers and senior management on the same equity incentive program. Long-term incentive award ranges are established based upon the peer group data. In general, our stock options and SARs have ten-year terms and vest 25% per year over four years.

        For each NEO other than Mr. Novak, the 2010 Stock Option/SARs grant was awarded based on the Committee's subjective assessment of each executive's prior year individual and team performance, expected contribution in future years and consideration of the peer group data, subject to the individual's achievement of his stock ownership guidelines. The Committee did not assign a weight to any particular item.

        Based on this assessment of 2009 performance, Messrs. Carucci, Su and Allan received stock appreciation rights grants above the 50th percentile. Mr. Bergren received a stock appreciation rights grant below the 50th percentile. Each SAR and stock option was granted with an exercise price based on the closing market price of the underlying YUM common stock on the date of grant. The Committee does not measure or review the actual percentile above or below the 50th percentile when making its final LTI award decision. In addition, the Committee does not measure or review the percentile ranking of the value realized from any LTI award. Realized value is a function of the performance of the Company common stock and the length of time a participant holds an award after vesting.

        In March 2009, the Committee modified our long-term incentive compensation for our CEO, Chief Financial Officer and our division leaders who report to our CEO by adding a Performance Share Plan and discontinuing the executives' participation in the matching restricted stock unit program under the Executive Income Deferral Plan. The Performance Share Plan will distribute a number of shares of Company common stock based on the 3 year compound annual growth rate ("CAGR") of the Company's EPS adjusted to exclude special items believed to be distortive of consolidated results on a year over year basis. The target grant value was set based on a value equal to 33% of the NEO's annual bonus target. This amount was designed to equal the value of the discontinued Company match on deferral of their annual cash incentive into Company common stock. The Committee continued the Performance Share Plan for 2010 for each NEO. The performance period covers 2010-2012 fiscal years and will be leveraged up or down based on the 3-year CAGR EPS performance against a target of 10%. The payout leverage is 0 - 200% of the target grant value with no payout if CAGR EPS is less than 7% and a 200% payout if CAGR EPS is at or above 16%. Dividend equivalents will accrue during the performance cycle but will be distributed in shares only in the same proportion and at the same time as the original PSUs are earned. If no PSUs are earned, no dividend equivalents will be paid. The PSUs are eligible for deferral under the Executive Income Deferral Plan. The target, threshold and maximum potential value of these awards are described at page 52.

        During 2010, the Committee approved a retention award for Mr. Su. This award was in recognition of Mr. Su's contributions over the preceding twelve years in leading the China division to very strong and sustained growth and performance and to help ensure his continued leadership. The retention award was a grant of 171,448 restricted stock units. The award vests after five years and had a grant date economic value of $7 million. The award will be paid to Mr. Su in shares of YUM common stock twelve months following his retirement provided that he does not leave the Company before the award vests. Since this award was intended as an incentive to retain Mr. Su for at least five more years and as special recognition of China Division's contribution to the Company's performance, it was not considered by the Committee in determining Mr. Su's 2010 compensation.

        Mr. Novak's long-term incentive compensation is discussed below.

How we Compensate our Chief Executive Officer

Comparative Compensation Data for Mr. Novak

        The discussion of the comparative compensation data and peer group used by the Committee for Mr. Novak begins at page 38. Meridian provided a comprehensive review for the Committee using data from the peer group.

Mr. Novak's Compensation

        Each year, our Board, under the leadership of the Committee Chairperson, conducts an evaluation of the performance of our CEO, David Novak. This evaluation includes a review of his:

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  leadership pertaining to the achievement of business results

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  leadership in the development and implementation of Company strategies

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  development of culture, diversity and talent management

        In setting compensation opportunities for 2010, the Committee considered the historical performance of the Company for the one, five and ten year periods, noting that Mr. Novak has been CEO for that entire period and Chairman since 2001. The data revealed that the Company had on average performed very strongly compared to the nondurable consumer products peer group in terms of total shareholder return (top quartile for the five and ten year periods), return on net assets (top quartile), EPS growth (top 50% for the one and five year periods) and operating income growth (top 50%). Based on this continued sustained strong performance, the Committee determined that Mr. Novak's target total compensation for 2010 should be at or slightly below the 75th percentile as compared to the compensation of chief executives in the peer group.

        Based on this analysis, the Committee approved the following compensation for 2010:

Salary	1,400,000

Target Bonus Percentage	160

Grant Date Estimated Fair Value of 2010 LTI Awards:	6,272,000

        After the adjustments described above, the Committee noted that the total target compensation for Mr. Novak was at the 75th percentile of the CEO peer group.

        Consistent with the other NEOs, the Committee chose not to increase Mr. Novak's base salary, keeping it at $1,400,000. In addition, they did not change his target bonus percentage noting that his total target cash was at the 75th percentile for target total cash. The Committee continues to believe this compensation structure is in line with YUM's pay for performance philosophy.

        In January 2010, the Committee approved the grant of a long-term incentive award to Mr. Novak having a grant date fair value of $6,272,000. This award was comprised of SARs with an estimated fair value of $5,532,000, and PSUs under the Performance Share Plan with an estimated fair value of $740,000. This award reflected the Committee's subjective determination that, based on his strong performance in 2009 and the sustained performance of the Company (without assigning any weight to any particular item), he should receive a long-term incentive award consistent with their desire to compensate Mr. Novak near or at the 75th percentile for total compensation.

        At the conclusion of 2010, the Committee determined Mr. Novak earned an annual incentive award payment for 2010 performance of $5,066,880. In January 2010, the Committee established Mr. Novak's Team Performance Factor measures and targets for 2010 as set forth on page 44. The Committee determined that the Company's actual performance against these criteria and goals produced a Team Performance Factor of 156. Refer to page 42 for information on how this Team Performance Factor was determined.

        For purposes of determining Mr. Novak's Individual Performance Factor, in addition to the criteria highlighted on page 41, the Committee considered Mr. Novak's leadership in enabling the Company to exceed the 10% target EPS growth, and delivering 17% EPS growth in a challenging economic environment. The Committee also considered the very strong performance of the China Division in exceeding profit, system sales and development targets as well as Pizza Hut U.S.'s strong turnaround from 2009 results.

        Based on this individual performance, the Committee awarded Mr. Novak an Individual Performance Factor of 145.

        After determination of the Team Performance Factor and Individual Performance Factor, Mr. Novak's annual incentive was calculated as shown on page 42.

        While the Committee did not specifically discuss why Mr. Novak's compensation exceeds that of other NEOs, it does review every year, as part of its process for setting compensation described beginning on page 39, data from Meridian which substantiates on a comparative basis this difference in target compensation for the CEO role relative to other executive roles. This comparative market data analyzed over several years supports the differences in salary, annual incentive payment and long term incentives.

Other Benefits

Retirement Benefits

        We offer competitive retirement benefits through the YUM! Brands Retirement Plan. This is a broad-based qualified plan designed to provide a retirement benefit based on years of service with the Company and average annual earnings. In addition, the YUM! Brands, Inc. Pension Equalization Plan for employees at all levels who meet the eligibility requirements is a "restoration plan" intended to restore benefits otherwise lost under the qualified plan due to various governmental limits. This plan is based on the same underlying formula as the YUM! Brands Retirement Plan. The annual benefit payable under these plans to U.S.-based employees hired prior to October 1, 2001 is discussed following the Pension Benefits Table on page 59. This benefit is designed to provide income replacement of approximately 40% of salary and annual incentive compensation (less the company's contribution to social security on behalf of the employee) for employees with 20 years of service who retire after age 62.

        The annual change in pension value for each NEO is set forth on page 52, in the Summary Compensation Table, and the actual projected benefit at termination is set forth on page 59, in the Pension Benefits Table.

        For executives hired or re-hired after September 30, 2001, the Company designed the Leadership Retirement Plan ("LRP"). This is an unfunded, unsecured account based retirement plan which allocates a percentage of pay to a phantom account payable to the executive following the later to occur of the executive's retirement from the Company or attainment of age 55. For 2010, Mr. Bergren was the only NEO eligible for the LRP since he was rehired after September 30, 2001. Under the LRP, he receives an annual allocation to his account equal to 28% of his base salary and target bonus. For 2010, he received an allocation of $336,700, which is set forth under the "All Other Compensation" column in the Summary Compensation Table at page 52.

Medical, Dental, Life Insurance and Disability Coverage

        We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefits plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees, including the NEOs, can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Except for the imputed value of life insurance premiums, the value of these benefits is not included in the Summary Compensation Table since they are made available on a Company-wide basis to all U.S. based salaried employees. In 2010, our broad based employee disability plan was changed to limit the annual benefit coverage to $300,000. For employees whose coverage was reduced as a result of the change, the Company is purchasing individual disability coverage for three years (provided employment continues) to make up for the lost coverage resulting from the cap placed on the broad based employee plan. This coverage is provided to each NEO and the incremental cost of the additional coverage is included in the "All Other Compensation" table at footnote 3 at page 54.

Perquisites

        We provide perquisites to our executives as described below. The value of these perquisites is included in the Summary Compensation Table in the column headed "All Other Compensation", and the perquisites are described in greater detail in the All Other Compensation Table. Perquisites have been provided since the Company's inception. Some perquisites are provided to ensure the safety of the executive. In the case of foreign assignment, tax equalization is provided to equalize different tax rates between the executive's home country and work country.

        For NEOs other than the CEO, in 2010 we paid for a country club membership and provide up to a $7,500 perquisite allowance annually. If the executive did not elect a country club membership, the perquisite allowance is increased to $11,500 annually. We also provide an annual car allowance of $27,500 and an annual physical examination.

        Our CEO does not receive these perquisites or allowances. However, Mr. Novak is required to use the Company aircraft for personal as well as business travel pursuant to the Company's executive security program established by the Board of Directors. The Board's security program also covers Mrs. Novak. In this regard, the Board of Directors noted that from time to time, Mr. Novak has been physically assaulted while traveling and he and his family have received letters and calls at his home from people around the globe with various special interests, establishing both an invasion of privacy and implicit or explicit threats. The Board has considered this enough of a concern to require security for Mr. Novak, including the use of the corporate aircraft for personal travel. Other executives may use corporate aircraft for personal use with the prior approval of Mr. Novak. In addition, depending on seat availability, family members of executive officers may travel on the Company aircraft to accompany executives who are traveling on business. There is no incremental cost to the Company for these trips. The incremental cost of the personal use by Mr. Novak is reported on page 54. We do not gross up for taxes on the personal use of the company aircraft. We also pay for the cost of the transmission of home security information from Mr. Novak's home to our security department and that incremental cost is reflected in the "Other" column of the All Other Compensation Table.

        For 2011, the Committee eliminated the following perquisites for all executive officers (including the NEOs): car allowance, country club membership, perquisite allowance and annual physical. In recognition of this change, NEOs (other than our CEO who did not receive these perquisites and Mr. Su whose perquisites are described below) received a one time $25,000 increase to their salary during 2011.

        In the case of Mr. Su, he receives several perquisites related to his overseas assignment. These perquisites were part of his original compensation package and the Committee has elected to continue to provide them. The amount of these perquisites is reported on page 54. Mr. Su's agreement provides that the following will be provided: annual foreign service premium; local social club dues; car; housing, commodities, and utilities allowances; tax preparation services; tax equalization to the United States for salary and bonus; and tax equalization to Hong Kong (up to a maximum of $5 million) with respect to income attributable to certain stock option and SAR exercises and to distributions of deferred income. When Mr. Su retires from the Company, he will be required to reimburse the Company for the tax reimbursements for certain stock option and SARs exercises, if any, made within six months of his retirement. Beginning in 2011, Mr. Su will no longer receive the following perquisites: annual foreign service premiums, car allowance or social club dues. In recognition of this change, he received a one time salary increase of $35,000 during 2011.

Review of Total Compensation

        We intend to continue our strategy of compensating our executives through programs that emphasize performance-based compensation. To that end, executive compensation through annual incentives and stock appreciation rights/stock option grants is tied directly to our performance and is structured to ensure that there is an appropriate balance between our financial performance and shareholder return. The Committee reviewed each element of compensation and believes that the compensation was reasonable in its totality. In addition, the Committee believes that various elements of this program effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company's financial goals and creation of shareholder value without encouraging executives to take unnecessary and excessive risks.

        Before finalizing compensation actions, the Committee took into consideration all elements of compensation accruing to each NEO in 2010. These elements included salary, annual incentive award, long-term incentive awards, value of outstanding equity awards (vested and unvested), and lump sum value of pension at retirement and gains realized from exercising stock options. The Committee will continue to review total compensation at least once a year.

YUM's Executive Stock Ownership Guidelines

        The Committee has established stock ownership guidelines for our top 600 employees. Our Chief Executive Officer is required to own 336,000 shares of YUM stock or stock equivalents (approximately eleven times his base salary at the end of fiscal 2010). Executive officers (other than Mr. Novak) are expected to attain their ownership targets, equivalent in value to two to three times their current annual base salary depending upon their positions, within five years from the time the established targets become applicable. If an executive does not meet his or her ownership guideline, he or she is not eligible for a grant under the LTI Plan. In 2010, all executive officers and all other employees subject to guidelines met or exceeded their ownership guidelines.

	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Value of Shares Owned as Multiple of Salary

Novak	336,000	2,391,850	$117,320,243	84

Carucci	50,000	144,341	$7,079,926	10

Su	50,000	351,632	$17,247,550	21

Allan	50,000	672,870	$33,004,274	40

Bergren	50,000	149,701	$7,342,834	11

(1)
Calculated as of December 31, 2010 and represents shares owned outright by the NEO and RSUs acquired under the Company's executive income deferral program.

(2)
Based on YUM closing stock price of $49.05 as of December 31, 2010.

        Under our Code of Conduct, speculative trading in YUM stock, including trading in puts, calls or other hedging or monetization transactions, is prohibited.

YUM's Stock Option and Stock Appreciation Rights Granting Practices

        Historically, we have awarded non-qualified stock option and stock appreciation rights grants annually at the Committee's January meeting. This meeting date is set by the Board of Directors more than 6 months prior to the actual meeting. Beginning with the 2008 grant, the Committee set the annual grant date as the second business day after our fourth quarter earnings release. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information.

        We make grants at the same time other elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. Pursuant to the terms of our LTI Plan, the exercise price is set as the closing price on the date of grant. We make these grants to NEOs at the same time they are granted to the other approximately 600 above restaurant leaders of our Company who are eligible for stock option and stock appreciation rights grants.

        Management recommends the awards to be made pursuant to our LTI Plan to the Committee. While the Committee gives significant weight to management recommendations concerning grants to executive officers (other than the CEO), the Committee makes the determination whether and to whom to issue grants and determines the amount of the grant. The Board of Directors has delegated to Mr. Novak and Anne Byerlein, our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grant is less than approximately 22,000 options or stock appreciation rights annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of stock appreciation rights or options, which are determined by Mr. Novak and Ms. Byerlein pursuant to guidelines approved by the Committee in January of each year.

        Grants may also be made on other dates that the Board of Directors meets. These grants generally are Chairman's Awards, which are made in recognition of superlative performance and extraordinary impact on business results. Over the last 4 years, we have averaged 8 Chairman's Award grants per year outside of the January time frame, and these grants have been awarded to employees below the executive officer level. In 2010, we made 3 Chairman's Awards on Board of Director meeting dates other than the January meeting.

Payments upon Termination of Employment

        The Company does not have agreements concerning payments upon termination of employment except in the case of a change in control of the Company. The terms of these change in control agreements are described beginning on page 66. The Committee believes these are appropriate agreements for retaining the executive officer to preserve shareholder value in case of a threatened change in control. The Committee periodically reviews these agreements and other aspects of the Company's change in control program.

        The Company's change in control agreements, in general, pay, in case of an executive's termination of employment for other than cause within two years of the change in control, a benefit of two times salary and bonus and provide for a tax gross-up in case of any excise tax. In addition, unvested stock options and stock appreciation rights vest upon a change in control (as fully described under "Change in Control" beginning on page 67). Other benefits (i.e., bonus, severance payments and outplacement) generally require a change in control, followed by a termination of an executive's employment. In adopting the so-called "single" trigger treatment for equity awards, the Company is guided by:

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  keeping employees relatively whole for a reasonable period but avoiding creating a "windfall"

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  ensuring that ongoing employees are treated the same as terminated employees with respect to outstanding equity awards

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  providing employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal

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  the company that made the original equity grant may no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success

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  supporting the compelling business need to retain key employees during uncertain times

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  providing a powerful retention device during change in control discussions, especially for more senior executives whose equity awards represents a significant portion of their total pay package

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  a double trigger on equity awards provides no certainty of what will happen when the transaction closes

        As shown under "Change in Control" beginning on page 67, the Company will provide tax gross-ups for the NEOs for any excise taxes due under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive's personal compensation history. Therefore, the purpose is to attempt to deliver the intended benefit across individuals without regard to the unpredictable effect of the excise tax, the Company and Committee continue to believe that Section 4999 tax gross-up payments are appropriate for the Company's most senior executives.

        The Company does provide for pension and life insurance benefits in case of retirement as described beginning at page 67 and the continued ability to exercise options in case of retirement. The Committee does not specifically consider the change in control benefits or any of these other benefits in determining each NEO's other compensation elements, although the Committee is aware of these items of compensation when making annual compensation decisions. With respect to consideration of how these benefits fit into the overall compensation policy, the change in control benefits are reviewed from time to time by the Committee for competitiveness. When last reviewed by the Committee in 2006, its independent consultant indicated that these benefits generally fall below the average for companies of our size and, therefore, fall within (and arguably under) the competitive norm. As noted above, the Committee believes the benefits provided in case of a change in control are appropriate and are consistent with the policy of attracting and retaining highly qualified employees.

        In analyzing the reasonableness of these change in control benefits, the Committee chose not to consider wealth accumulation of the executives (although this information was provided to the Committee) in determining whether these benefits should be provided. This is because, if properly designed, the Committee believes a change in control program protects shareholder interests by enhancing employee focus during rumored or actual change in control activity through:

  •
  incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending

  •
  assurance of severance and benefits for terminated employees

  •
  access to equity components of total compensation after a change in control

Future Severance Agreement Policy

        As recommended by shareholders in 2007, the Committee approved a new policy in 2007 to limit future severance agreements with our executives. The Committee adopted a policy under which the Company will seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO's annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company's three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive's target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment that the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

        The Committee has adopted a Compensation Recovery Policy for stock awards and annual incentives awarded after 2008. Pursuant to this policy, executive officers (including the NEOs) may be required to return compensation paid based on financial results that were later restated. This policy applies only if the executive officers engaged in knowing misconduct that contributed to the need for a material restatement, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines in its sole discretion that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, to the fullest extent permitted by law.

Deductibility of Executive Compensation

        The provisions of Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation is excluded from the limit so long as it meets certain requirements. The Committee believes that the annual incentive awards, stock option, stock appreciation rights, RSU and PSU grants satisfy the requirements for exemption under Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation.

        For 2010, the annual salary paid to Mr. Novak exceeded one million dollars. The Committee sets Mr. Novak's salary as described above under the heading "Compensation of Our Chief Executive Officer." The other NEOs were in each case paid salaries of less than one million dollars. The 2010 annual incentive awards were all paid pursuant to our annual incentive program and will, therefore, be deductible. In this regard, the Committee exercises "negative discretion" in setting payouts under the annual incentive plan. By setting a high amount which can then be reduced at the Committee's discretion, our annual incentive plan meets the requirements of Section 162(m) of the Internal Revenue Code. In 2010, the Committee, after certifying that EPS had exceeded the 10% growth target which would permit a maximum payout, exercised its negative discretion to reduce the payout to the CEO from $10.0 million to $5.6 million. As discussed beginning at page 45, this reduction was not a negative reflection on the CEO's performance as he, in fact, performed significantly above expectations (for example, EPS growth was 17%). While the Committee does utilize "negative discretion" from a tax perspective, the Committee administers the plan, in particular with the setting of objective performance criteria as discussed beginning at page 39, as if the annual incentive plan was a non-discretionary plan. For example, if a performance measure is not attained at a certain level, no bonus will be paid.

        To the extent any of the NEOs deferred their annual incentive awards attributable to 2008 or prior years into phantom shares of YUM common stock and received a matching contribution, those annual incentives are no longer qualified under Section 162(m). However, we expect their incentives will be deductible when paid because they will be paid only at a time when they will otherwise represent deductible compensation, such as payments made when the executive is no longer a NEO. Due to the Company's focus on performance-based compensation plans and the deferral of compensation by certain executive officers, we expect to continue to qualify most compensation paid to the NEOs as tax deductible.

 MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE REPORT

        The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement headed "Compensation Discussion and Analysis," and, on the basis of that review and discussion, recommended that section be included in our Annual Report on Form 10-K and in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE
Thomas M. Ryan, Chair
David W. Dorman
Massimo Ferragamo
Bonnie G. Hill
Robert D. Walter

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus($)	Stock Awards ($)(2)	Option/SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)

David C. Novak	2010	1,400,000	—	740,005	5,029,877	5,066,880	2,038,361	338,783	14,613,906
Chairman, Chief	2009	1,400,000	—	739,989	4,192,111	2,993,760	3,565,977	239,455	13,131,292
Executive Officer and President	2008	1,393,846	—	8,342,345	4,711,780	4,057,200	5,255,931	239,709	24,000,811

Richard T. Carucci	2010	715,000	—	225,023	1,387,559	1,589,445	361,071	58,213	4,336,311
Chief Financial	2009	711,923	—	224,994	1,479,567	907,818	1,083,683	50,713	4,458,698
Officer	2008	669,231	—	845,057	2,650,380	497,980	1,131,924	36,963	5,831,535

Jing-Shyh S. Su	2010	815,000	—	7,106,211	1,387,559	2,628,986	1,470,360	909,904	14,318,020
Vice Chairman,	2009	811,923	—	310,011	1,479,567	1,718,917	1,532,322	868,468	6,721,208
Yum! Brands, Inc.	2008	769,231	—	536,533	4,122,812	1,609,598	1,107,629	1,434,625	9,580,428
Chairman and
Chief Executive
Officer, YUM's
China Division

Graham D. Allan	2010	815,000	—	310,012	1,387,559	1,425,557	1,572,049	63,331	5,573,508
Chief Executive	2009	811,923	—	310,011	1,479,567	1,023,477	732,364	50,235	4,407,577
Officer, Yum!	2008	769,231	—	2,620,275	1,766,927	—	502,319	207,063	5,865,815
Restaurants
International

Scott O. Bergren	2010	650,000	—	180,005	659,090	1,367,438	6,006	417,813	3,280,352
Chief Executive	2009	647,692	—	179,995	1,479,567	291,168	—	397,011	2,995,433
Officer, Pizza Hut U.S.	2008	610,769	—	324,632	1,472,432	973,896	22,863	381,919	3,786,511
and Yum! Innovation,
Yum! Brands, Inc.

(1)
Amounts shown are not reduced to reflect the NEOs' elections, if any, to defer receipt of salary into the Executive Income Deferral ("EID") Program or into the Company's 401(k) Plan.

(2)
Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2010 and 2009 and restricted stock units (RSUs) granted in 2010 and 2008 under our Long Term Incentive Plan. Further information regarding the 2010 awards is included in the "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End" tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the PSUs would be 200% of target. For 2010, Mr. Novak's PSU maximum value at grant date fair value would be $1,480,010; Mr. Carucci's PSU maximum value would be $450,046; Messrs. Su's and Allan's PSU maximum value would be $620,024; and Mr. Bergren's PSU maximum value would be $360,010. For 2010, Mr. Su was the only NEO to receive an RSU grant. Mr. Su's RSU grant vests after five years and Mr. Su may not sell the shares until 12 months following retirement from the Company. The expense of Mr. Su's award is recognized over the vesting period. The RSUs granted in 2008 were granted pursuant to the EID Program with respect to annual incentives deferred into the EID and subject to a risk of forfeiture at the time of deferral, rather than amounts paid or realized by each NEO and, in Mr. Novak's case, granted under our Long Term Incentive Plan in the amount of $7 million. RSUs granted under the EID Program were granted, as described in more detail beginning on page 63, when an executive elected to defer all or a portion of his/her annual incentive award under the EID Program and invested that deferral in RSUs.

Under the terms of the EID Program for 2008, an employee who is age 55 with 10 years of service is fully vested in the amount of the deferral attributable to the actual incentive award. Upon attainment of this threshold, the matching contributions attributable to the deferral is subject to forfeiture on a pro rata basis for the year following the deferral. Messrs. Novak, Su and Bergren had attained this threshold at the time of their 2008 annual incentive awards and thus only the grant date fair value of the matching contributions attributable to their 2008 annual incentive awards are included in this column. The remainder of their deferrals attributable to the 2008 annual incentive award (that is the amount not subject to forfeiture) is reported in column (f).

In Mr. Novak's case, for 2008 this also represents the grant date fair value with respect to a RSU grant. The grant vests after four years and Mr. Novak may not sell the shares until 6 months following his retirement from the Company.

(3)
The amounts shown in this column represent the grant date fair values of the stock options and SARs awarded in 2010, 2009 and 2008, respectively. For a discussion of the assumptions and methodologies used to value the awards reported in Column (d) and Column (e), please see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2010 Annual Report in Notes to Consolidated Financial Statements at Note 15, "Share-based and Deferred Compensation Plans."

(4)
Except as provided below and in footnote (2) above, amounts in column (f) reflect the annual incentive awards earned for the 2010, 2009 and 2008 fiscal year performance periods, which were awarded by our Management Planning and Development Committee in January 2011, January 2010 and January 2009, respectively, under the YUM Leaders' Bonus Program, which is described further beginning on page 39 under the heading "Performance-Based Annual Incentive Compensation". Under the Company's EID Program (which is described in more detail beginning on page 63) for 2008, executives were permitted to defer their annual incentive award and invest that deferral into stock units, RSUs or other investment alternatives offered under the program. Under the EID Program, an executive who elected to defer his/her annual incentive award into RSUs received additional RSUs equal to 33% of the RSUs acquired with the deferral of the annual incentive award ("matching contribution"). Pursuant to SEC rules, annual incentives deferred into RSUs under the EID Program and subject to a risk of forfeiture are reported in column (d). If the deferral or a portion of the deferral is not subject to a risk of forfeiture, it is reported in column (f).

For 2008, Messrs. Novak, Su and Bergren deferred 100% of their annual incentives into RSUs, and since each had attained age 55 with 10 years of service, as explained in footnote (2), they were fully vested in the deferral of their 2008 annual incentive at the time of their deferral and their annual incentives are reported in column (f).

For 2008, Mr. Carucci elected to defer 56% of his annual incentive into RSUs subject to a risk of forfeiture.

For 2008, Mr. Allan deferred 100% of his annual incentive into RSUs resulting in nothing to report in column (f).

Below is the 2008 annual incentive awards for each NEO as approved by our Management Planning and Development Committee. Also reported below is the amount of 2008 annual incentive elected to be deferred by the executive and the amount of matching contribution in the case of deferrals of the 2008 annual incentive awards into RSUs.

Name	2008 Annual Incentive Award	Amount of 2008 Annual Incentive Elected to be Deferred into the Matching Stock Fund	Matching Contribution

Novak	4,057,200	4,057,200	1,352,400
Carucci	1,131,773	633,793	211, 264
Su	1,609,598	1,609,598	536,533
Allan	1,965,206	1,965,206	655,069
Bergren	973,896	973,896	324,632

(5)
Amounts in column (g) reflect the aggregate increase in actuarial present value of age 62 accrued benefits under all actuarial pension plans during the 2010 fiscal year (using interest rate and mortality assumptions consistent with those used in the Company's financial statements). See the Pension Benefits Table at page 59 for a detailed discussion of the Company's pension benefits. The Company does not pay "above market" interest on non-qualified deferred compensation; therefore, this column reflects pension accruals only. For Mr. Bergren in 2009, the actuarial present value of his accrued benefit decreased $15,765; however, under SEC rules, the change is to be reflected as a "0".

(6)
Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.

ALL OTHER COMPENSATION TABLE

        The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2010.

Name (a)	Perquisites(1) (b)	Tax Reimbursements(2) (c)	Insurance premiums(3) (d)	Other(4) (e)	Total (f)

Novak	247,430	—	87,640	3,713	338,783
Carucci	27,500	—	19,213	11,500	58,213
Su	252,487	595,801	24,445	37,171	909,904
Allan	27,500	—	22,028	13,803	63,331
Bergren	27,500	6,488	28,108	355,717	417,813

(1)
Amounts in this column include for Mr. Novak: incremental cost for the personal use of Company aircraft ($247,430)—we calculate the incremental cost to the Company of any personal use of Company aircraft based on the cost of fuel, trip-related maintenance, crew travel, on board catering, landing and license fees, "dead head" costs of flying planes to and from locations for personal use, and contract labor; for Messrs. Carucci, Allan and Bergren: Company car allowance ($27,500); for Mr. Su: expatriate spendables/housing allowance ($211,401); and Company car allowance ($41,086), which includes depreciation, the cost of fuel, repair and maintenance, insurance and taxes.

(2)
Amounts in this column reflect payments to the executive of tax reimbursements. For Mr. Su, as explained at page 46, this amount represents the Company provided tax reimbursement for China income taxes incurred on deferred income distributions and stock option exercises which exceed the marginal Hong Kong tax rate. For Mr. Bergren this amount represents reimbursement on taxes for his Company sponsored country club membership. Beginning in 2011, the Company will not reimburse NEOs for taxes incurred on country club memberships.

(3)
These amounts reflect the income each executive was deemed to receive from IRS tables related to Company provided life insurance in excess of $50,000 and from premiums paid by the Company for additional long term disability insurance for each executive as described in more detail at page 46. With respect to the life insurance, the Company provides every salaried employee with life insurance coverage up to one times the employee's salary plus target bonus. The amount of income deemed received with respect to the life insurance for Messrs. Novak, Carucci, Su, Allan and Bergren was $18,030, $5,018, $10,885, $10,428 and $19,442 respectively. The additional long term disability premiums made on behalf of Messrs. Novak, Carucci, Su, Allan and Bergren were $69,610, $14,195, $13,560, $11,600 and $8,666 respectively.

(4)
Except in the case of Mr. Bergren, this column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits and the perquisites and other personal benefits shown in column (b) for each NEO. These other benefits include: home security expense, perquisite allowance, relocation expenses, annual payment for foreign service, club dues, tax preparation assistance, Company provided parking, personal use of Company aircraft and annual physical. For Mr. Bergren, this column also includes Company annual contributions of $336,700 to an unfunded, unsecured account based retirement plan called the Leadership Retirement Plan.

GRANTS OF PLAN-BASED AWARDS

        The following table provides information on stock options, SARs, RSUs and PSUs granted for 2010 to each of the Company's NEOs. The amount of these awards that were expensed is shown in the Summary Compensation Table at page 52.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option/SAR Awards: Number of Securities Underlying Options (#)(4) (j)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)
										Exercise or Base Price of Option/SAR Awards ($/Sh)(5) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)				Grant Date Fair Value ($)(6) (l)

Novak	2/5/2010	0	2,240,000	6,720,000
	2/5/2010								623,925	32.98	5,029,877
	2/5/2010				0	22,438	44,876				740,005

Carucci	2/5/2010	0	679,250	2,037,750
	2/5/2010								172,118	32.98	1,387,559
	2/5/2010				0	6,823	13,646				225,023

Su	2/5/2010	0	937,250	2,811,750
	2/5/2010								172,118	32.98	1,387,559
	2/5/2010				0	9,400	18,800				310,012
	5/20/2010							171,448			6,796,199

Allan	2/5/2010	0	937,250	2,811,750
	2/5/2010								172,118	32.98	1,387,559
	2/5/2010				0	9,400	18,800				310,012

Bergren	2/5/2010	0	552,500	1,657,500
	2/5/2010								81,756	32.98	659,090
	2/5/2010				0	5,458	10,916				180,005

(1)
Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amounts payable as annual incentive compensation under the YUM Leaders' Bonus Program based on the Company's performance and on each executive's individual performance during 2010. The actual amount of annual incentive compensation awarded for 2010 is shown in column (f) of the Summary Compensation Table on page 52. The performance measurements, performance targets, and target bonus percentages are described in the Compensation Discussion and Analysis beginning on page 39 under the discussion of annual incentive compensation.

(2)
Reflects grants of PSUs subject to performance-based vesting conditions under the Long Term Incentive Plan in 2010. The PSUs vest on February 5, 2013, subject to the Company's achievement of specified earnings per share ("EPS") growth during the performance period ending on December 29, 2012. The performance target for all the PSU awards granted to the NEOs in 2010 is compounded annual EPS growth of 10%, determined by comparing EPS as measured at the end of the performance period to base EPS (2009 EPS). Both base EPS and EPS for the performance period are adjusted to exclude certain items as described on page 43 of this proxy statement. If the 10% growth target is achieved, 100% of the PSUs will pay out in shares of Company stock. If less than 7% compounded EPS growth is achieved, there will be no payout. If EPS growth is at or above 16%, PSUs pay out at the maximum, which is 200% of target. If EPS growth is at or above the 7% threshold but below the 16% maximum, the awards will pay out in proportion to the level of EPS growth achieved between the threshold and the target and between the target and the maximum, as applicable. The terms of the PSUs provide that in case of a change in control during the first year of the award shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.

(3)
The amount in this column reflects the May 2010 Restricted Stock Unit ("RSUs") retention award approved by the Management Planning and Development Committee to Mr. Su based on his strong leadership and the performance of the China Division. The award vests after 5 years and had a grant date fair value of $7 million. The award will be paid to Mr. Su in shares of YUM Common Stock twelve months following his retirement provided he does not leave the Company before the award vests.

(4)
Amounts in this column reflect the number of 2010 stock appreciation rights ("SARs") and stock options granted to executives during the Company's 2010 fiscal year. For each executive, the grants were made February 5, 2010. SARs/stock options become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date. The terms of each SAR/stock option grant provides that, in case of a change in control, all outstanding awards become exercisable immediately. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise.

Participants who have attained age 55 with 10 years of service who terminate employment may exercise SARs/stock options that were vested on their date of termination through the expiration date of the SAR/stock option (generally, the tenth anniversary following the SARs/stock options grant date). Vested SARs/stock options of grantees who die may also be exercised by the grantee's beneficiary through the expiration date of the vested SARs/stock options and the grantees unvested SARs/stock options expire on the grantees' death. If a grantee's employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all SARs/stock options expire upon termination of employment.

(5)
The exercise price of all SARs/stock options granted in 2010 equals the closing price of YUM common stock on the grant date, February 5, 2010.

(6)
Amounts in this column reflect the full grant date fair value of the PSUs shown in column (g), RSUs shown in column (i) and the SARs/stock options shown in column (j). These amounts reflect the amounts to be recognized by the Company as accounting expense and do not correspond to the actual value that will be recognized by the NEOs. The grant date fair value is the amount that the Company is expensing in its financial statements over the award's vesting schedule. For PSUs and RSUs, fair value was calculated using the closing price of the Company's common stock on the date of grant. For SARs/stock options, fair value was calculated using the Black-Scholes value on the grant date of $8.06. For additional information regarding valuation assumptions of SARs/stock options, see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2010 Annual Report in Notes to Consolidated Financial Statements at Note 15, "Share-based and Deferred Compensation Plans."

There can be no assurance that the SARs/stock options will ever be exercised or PSUs/RSUs paid out (in which case no value will be realized by the executive) or that the value upon exercise or payout will equal the grant date fair value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows the number of shares covered by exercisable and unexercisable stock options, SARs, and unvested RSUs and PSUs held by the Company's NEOs on December 31, 2010.

	Option/SAR Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable (b)	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable (c)		Option/SAR Exercise Price ($) (d)	Option/SAR Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (g)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4) (h)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3) (i)

Novak	824,574	—		$12.16	1/23/2013
	585,934	—		$17.23	1/27/2014
	455,272	—		$22.53	1/28/2015
	517,978	—		$24.47	1/26/2016
	368,220	122,740	(i)	$29.61	1/19/2017
	214,169	214,170	(ii)	$37.30	1/24/2018
	143,775	431,327	(iii)	$29.29	2/5/2019
	—	623,925	(iv)	$32.98	2/5/2020
						—	—
						199,100	9,765,855	96,282	4,722,632

Carucci	61,808	—		$12.20	12/31/2011
	70,090	—		$12.16	1/23/2013
	29,020	—		$17.23	1/27/2014
	54,200	—		$17.23	1/27/2014
	78,048	—		$22.53	1/28/2015
	124,316	—		$24.47	1/26/2016
	87,226	29,076	(i)	$29.61	1/19/2017
	53,542	53,543	(ii)	$37.30	1/24/2018
	—	133,856	(v)	$37.30	1/24/2018
	50,744	152,233	(iii)	$29.29	2/5/2019
	—	172,118	(iv)	$32.98	2/5/2020
						28,851	1,415,161	29,276	1,435,988

Su	96,324	—		$12.20	12/31/2011
	75,316	—		$13.28	1/24/2012
	72,178	—		$13.86	9/30/2012
	98,950	—		$12.16	1/23/2013
	58,040	—		$17.23	1/27/2014
	117,188	—		$17.23	1/27/2014
	130,078	—		$22.53	1/28/2015
	124,316	—		$24.47	1/26/2016
	99,688	33,230	(i)	$29.61	1/19/2017
	53,542	53,543	(ii)	$37.30	1/24/2018
	—	267,712	(v)	$37.30	1/24/2018
	50,744	152,233	(iii)	$29.29	2/5/2019
	—	172,118	(iv)	$32.98	2/5/2020
						—	—
						173,137	8,492,370	40,336	1,978,481

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (g)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4) (h)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3) (i)

Allan	84,284	—		$12.20	12/31/2011
	75,316	—		$13.28	1/24/2012
	86,582	—		$12.16	1/23/2013
	76,322	—		$13.10	5/15/2013
	58,040	—		$17.23	1/27/2014
	117,188	—		$17.23	1/27/2014
	108,400	—		$22.53	1/28/2015
	124,316	—		$24.47	1/26/2016
	74,766	24,922	(i)	$29.61	1/19/2017
	—	332,292	(vi)	$29.61	1/19/2017
	80,314	80,314	(ii)	$37.30	1/24/2018
	50,744	152,233	(iii)	$29.29	2/5/2019
	—	172,118	(iv)	$32.98	2/5/2020
						—	—	40,336	1,978,481

Bergren	52,032	—		$22.53	1/28/2015
	62,158	—		$24.47	1/26/2016
	53,583	17,861	(i)	$29.61	1/19/2017
	66,928	66,928	(ii)	$37.30	1/24/2018
	33,829	101,489	(iii)	$29.29	2/5/2019
	—	67,659	(vii)	$29.29	2/5/2019
	—	81,756	(iv)	$32.98	2/5/2020
						—	—	23,420	1,148,751

(1)
Except as provided below, all options and SARs listed above vest at a rate of 25% per year over the first four years of the ten-year option term. Grants with expiration dates in 2010 as well as grants expiring on September 30, 2012 for Mr. Su, May 15, 2013 for Mr. Allan and the first grant listed as expiring on January 27, 2014 for Messrs. Carucci, Su and Allan were granted with 100% vesting after four years.

The actual vesting dates for unexercisable award grants are as follows:

(i)
All the unexercisable shares will vest on January 19, 2011.

(ii)
One-half of the unexercisable shares will vest on each of January 24, 2011 and 2012.

(iii)
One-third of the unexercisable shares will vest on each of February 5, 2011, 2012 and 2013.

(iv)
One-fourth of the unexercised shares will vest on each of February 5, 2011, 2012, 2013 and 2014.

(v)
All unexercisable shares will vest on January 24, 2013.

(vi)
All unexercisable shares will vest on January 19, 2012.

(vii)
All unexercisable shares will vest on February 5, 2013.

(2)
Amounts in this column represent RSUs that have not vested. Beginning on page 63 is a discussion of how these restricted units are awarded and their terms; except, however, in the case of Mr. Novak in which the 199,100 RSUs represent a 2008 retention award (including accrued dividends) that vests after 4 years and Mr. Su in which 173,137 RSUs represent a 2010 retention award (including accrued dividends) that vests after 5 years.

(3)
The market value of these awards are calculated by multiplying the number of shares covered by the award by $49.05, the closing price of YUM stock on the NYSE on December 31, 2010.

(4)
The awards reflected in this column are unvested performance-based PSUs that are scheduled to be paid out on March 27, 2012 or February 5, 2013 if the performance targets and vesting requirements are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.

OPTION EXERCISES AND STOCK VESTED

        The table below shows the number of shares of YUM common stock acquired during 2010 upon exercise of stock options and vesting of stock awards in the form of RSUs, each before payment of applicable withholding taxes and broker commissions.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value realized on Vesting ($) (e)

Novak	802,696	22,740,084	3,848	126,898
Carucci	131,092	4,471,810	31,658	1,084,454
Su	255,290	9,153,635	1,526	50,344
Allan	125,132	3,763,515	89,460	3,853,029
Bergren	254,642	7,840,131	924	30,461

(1)
These amounts represent RSUs that became vested in 2010. These shares will be distributed in accordance with the deferral election made by the NEO under the EID Program. See page 63 for a discussion of the EID Program.

PENSION BENEFITS

        The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the YUM! Brands Retirement Plan ("Retirement Plan") and the YUM! Brands, Inc. Pension Equalization Plan ("Pension Equalization Plan") or the YUM! Brands International Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements.

	2010 Fiscal Year Pension Benefits Table
Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit(4) ($) (d)	Payments During Last Fiscal Year ($) (e)

Novak	Retirement Plan(1)	24	882,402	—
	Pension Equalization Plan(2)	24	19,243,394	—

Carucci	Retirement Plan	26	569,212	—
	Pension Equalization Plan	26	3,539,565	—

Su	International Retirement Plan(3)	21	7,682,219	—

Allan*	Retirement Plan	7	388,396	—
	Pension Equalization Plan	7	3,005,894	—

Bergren**	Retirement Plan	6	239,957	—
	Pension Equalization Plan	6	114,698	—

*
Under these plans, Mr. Allan only receives credited service for his eligible U.S. based service. Mr. Allan was based outside the U.S. for 11 years. He did not accrue a benefit under any retirement plan based upon final compensation or years of service like these plans.

**
Mr. Bergren was rehired by the Company in 2002. He is not accruing a benefit under these plans for his service since his rehire because the plan is closed to rehires; however, he does have a benefit from his prior employment with the Company. The change in the value of his benefit shown in column (g) of the Summary Compensation Table at page 52 is attributable to interest rate changes from year to year which are used to determine benefits under the plan.

(1)   YUM! Brands Retirement Plan

        The Retirement Plan and the Pension Equalization Plan (discussed below) provide an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. Both plans apply the same formulas (except as noted below), and together they replace the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

        Benefits under the Retirement Plan are based on a participant's Final Average Earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant's Normal Retirement Benefit from the plan is equal to

  A.
  3% of Final Average Earnings times Projected Service up to 10 years of service, plus

  B.
  1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

  C.
  .43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction the numerator of which is actual service as of date of termination and the denominator of which is the participant's Projected Service. Projected Service is the service that the participant would have earned if he had remained employed with the Company until his Normal Retirement Age (generally age 65).

        If a participant leaves employment after becoming eligible for Early or Normal Retirement, benefits are calculated using the formula above except that actual service attained at the participant's retirement date is used in place of Projected Service.

Final Average Earnings

        A participant's Final Average Earnings is determined based on his highest 5 consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant's base pay and annual incentive compensation from the Company, including amounts under the YUM Leaders' Bonus Program. In general base pay includes salary, vacation pay, sick pay and short term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant's termination of employment are not included.

Vesting

        A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he has been credited with at least 5 years of vesting service. Upon attaining 5 years of vesting service, a participant becomes 100% vested. All the NEOs are vested.

Normal Retirement Eligibility

        A participant is eligible for Normal Retirement following the later of age 65 or 5 years of vesting service.

Early Retirement Eligibility and Reductions

        A participant is eligible for Early Retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for Early Retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

        The table below shows when each of the NEOs will be eligible or became eligible for Early Retirement and the estimated lump sum value of the benefit each participant would receive from the YUM plans (both qualified and non-qualified) if he retired from the Company at that time and received a lump sum payment (except however, in the case of Messrs. Novak, Su, Allan and Bergren, who are already Early Retirement eligible, the estimated lump sum is calculated as if they retired on December 31, 2010).

Name	Earliest Retirement Date	Estimated Lump Sum from the Qualified Plan(1)	Estimated Lump Sum from the Non-Qualified Plan(2)	Total Estimated Lump Sum

David Novak	November 1, 2007	1,142,840.32	24,923,050.74	26,065,891.06
Richard Carucci	July 1, 2012	1,046,427.60	6,574,874.52	7,621,302.12
Jing-Shyh S. Su	May 1, 2007	—	9,811,481.53	9,811,481.53
Graham Allan	May 1, 2010	549,627.30	4,253,696.03	4,803,323.33
Scott Bergren	April 1, 2006	245,942.09	117,559.01	363,501.10

(1)
The YUM! Brands Retirement Plan

(2)
Mr. Su's benefit is paid solely from the YUM! Brands International Retirement Plan. All other non-qualified benefits are paid from the YUM! Brands Inc. Pension Equalization Plan.

        The estimated lump sum values in the table above are calculated assuming no increase in the participant's Final Average Earnings. The lump sums are estimated using the mortality table and interest assumption as used for purposes of financial accounting. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant's Final Average Earnings at his date of retirement.

Termination of Employment Prior to Retirement

        If a participant terminates employment, either voluntarily or involuntarily, prior to meeting eligibility for Early or Normal Retirement, benefits will be actuarially reduced from age 65 to his early commencement date using the mortality rates in the YUM! Brands Retirement Plan and an interest rate equal to 7% (e.g., this results in a 62.97% reduction at age 55). In addition, the participant may NOT elect to receive his benefit in the form of a lump sum.

Lump Sum Availability

        Lump sum payments are available to participants who meet the requirements for Early or Normal Retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3) (currently this is the annual 30-year Treasury rate for the 2nd month preceding the date of distribution and the gender blended 1994 Group Annuity Reserving Table as set forth in Revenue Ruling 2001-62).

(2)   YUM! Brands Inc. Pension Equalization Plan

        The YUM! Brands Inc. Pension Equalization Plan is an unfunded, non-qualified plan that complements the YUM! Brands Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan.

        Participants who earned at least $75,000 during calendar year 1989 are eligible to receive benefits calculated under the Retirement Plan's pre-1989 formula, if this calculation results in a larger benefit from the YUM! Brands Inc. Pension Equalization Plan. Messrs. Novak, Carucci, and Allan qualify for benefits under this formula. This formula is similar to the formula described above under the Retirement Plan except that part C of the formula is calculated as follows:

  C.
  1 2/3% of an estimated primary Social Security amount multiplied by Projected Service up to 30 years

        Retirement distributions are always paid in the form of a lump sum. In the case of a participant whose benefits are payable based on the pre-1989 formula, the lump sum value is calculated as the actuarial equivalent to the participant's 50% Joint and Survivor Annuity with no reduction for survivor coverage. In all other cases, lump sums are calculated as the actuarial equivalent of the participant's life only annuity. Participants who terminate employment prior to meeting eligibility for Early or Normal Retirement must take their benefits from this plan in the form of a monthly annuity.

(3)   YUM! Brands International Retirement Plan

        The YUM! Brands International Retirement Plan (the "YIRP") is an unfunded, non-qualified defined benefit plan that covers certain international employees who are designated by the Company as third country nationals. Mr. Su is eligible for benefits under this plan. The YIRP provides a retirement benefit similar to the Retirement Plan except that part C of the formula is calculated as the sum of:

  a)
  Company financed State benefits or Social Security benefits if paid periodically

  b)
  The actuarial equivalent of all State paid or mandated lump sum benefits financed by the Company

  c)
  Any other Company financed benefits that are attributable to periods of pensionable service and that are derived from a plan maintained or contributed to by the Company or one or more of the group of corporations that is controlled by the Company.

        Benefits are payable under the same terms and conditions as the Retirement Plan without regard to Internal Revenue Service limitations on amounts of includible compensation and maximum benefits.

(4)   Present Value of Accumulated Benefits

        For all plans, the Present Value of Accumulated Benefits (determined as of December 31, 2010) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. In Mr. Carucci's case, he has not attained eligibility for Early or Normal Retirement, therefore, benefits are based on the formula applicable to non-retirement eligible participants as discussed above. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations.

 NONQUALIFIED DEFERRED COMPENSATION

        Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company's Executive Income Deferral ("EID") Program and Leadership Retirement Plan ("LRP"). Both plans are unfunded, unsecured deferred, account based compensation plans. For each calendar year, participants are permitted under the EID program to defer up to 85% of their base pay and/or 100% of their annual incentive award. As discussed at page 45, Mr. Bergren is eligible to participate in the LRP. The LRP provides an annual contribution to Mr. Bergren's account equal to 28% of his salary plus target bonus.

        Deferred Program Investments under the EID.    Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12 month investment returns are shown in parenthesis):

  •
  YUM! Stock Fund (40.26%*)

  •
  YUM! Matching Stock Fund (40.26%*)

  •
  S&P 500 Index Fund (15.09%)

  •
  Bond Market Index Fund (6.42%)

  •
  Stable Value Fund (0.69%)

*
assumes dividends are not reinvested

        All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company's 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company's common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund, acquire additional phantom shares (called restricted stock units ("RSUs")) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the Matching Stock Fund (the additional RSUs are referred to as "matching contributions"). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Amounts attributable to the matching contribution under the YUM! Matching Stock Fund are reflected in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO's account during 2010). Beginning with their 2009 annual incentive award, NEOs are no longer eligible to participate in the Matching Stock Fund.

        RSUs attributable to annual incentive deferrals into the Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or a change in control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant's deferral election. Unvested RSUs held in a participant's Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. RSUs held by a participant who has attained age 65 with five years of service vest immediately. In the case of a participant who has attained age 55 with 10 years of service, RSUs attributable to pre-2009 bonus deferrals into the Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest pro rata during the period beginning on the date of grant and ending on the first anniversary of the grant and are fully vested on the first anniversary.

        LRP Account Returns.    The LRP provides an annual earnings credit to each participant's account based on the value of participant's account at the end of each year. Under the LRP, Mr. Bergren receives an annual earnings credit equal to 5%.

        Distributions under EID and LRP.    When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year—whether or not employment has then ended—or at a time that begins at or after the executive's retirement or separation or termination of employment.

        Distributions can be made in a lump sum or up to 20 annual installments. Initial deferrals are subject to a minimum two year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

  •
  Distribution schedules cannot be accelerated (other than for a hardship)

  •
  To delay a previously scheduled distribution,

  •
  A participant must make an election at least one year before the distribution otherwise would be made, and

  •
  The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

        With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

        Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

        Under the LRP, participants receive a distribution of their vested account balance following the later to occur of their attainment of age 55 or retirement from the Company.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

Novak	2,993,760	—	32,068,678	67,603	114,530,171
Carucci	—	—	2,118,368	335,245	9,136,836
Su	1,718,917	—	1,393,948	2,458,912	5,498,655
Allan	—	—	3,736,866	—	12,788,939
Bergren	—	336,700	2,172,894	207,192	9,097,392

(1)
Amounts in this column reflect amounts that were also reported as compensation in our Summary Compensation Table filed last year or would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO.

(2)
Amounts in this column reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program described in the narrative above this table. Since these earnings are market based returns, they are not reported in the Summary Compensation Table.

(3)
All amounts shown were distributed in accordance with the executive's deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon vesting of RSUs under the EID Program during the year:

Novak	18,143.23
Carucci	28,616.81
Bergren	6,308.41
(4)
Amounts reflected in this column are the year-end balances for each executive under the EID Program. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company's Summary Compensation Table for 2010 and prior years or would have been reported as compensation if the executive had been a NEO in those previous years.

Novak	38,923,231
Carucci	5,410,282
Su	4,502,544
Allan	5,083,969
Bergren	4,186,468

        The difference between these amounts and the amount of the year-end balance for each executive represents the total aggregate earnings accumulated under the program with respect to that compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO's employment had terminated on December 31, 2010, given the NEO's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company's 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

        Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

        Stock Options and SAR Awards.    If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2010, they could exercise the stock options and SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Fiscal Year-End table on page 57, otherwise all options and SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2010, exercisable stock options and SARs would remain exercisable through the term of the award. Except in the case of a change in control, described below, no stock options or SARs become exercisable on an accelerated basis. Benefits a NEO may receive on a change of control are discussed below.

        Deferred Compensation.    As described in more detail beginning at page 63, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 64 reports each NEO's aggregate balance at December 31, 2010. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 64. The amounts they would have been entitled to in case of a voluntary or involuntary termination as of December 31, 2010 are as follows:

	Voluntary Termination ($)	Involuntary Termination ($)
Novak	114,530,171	114,530,171
Carucci	7,678,994	8,312,787
Su	5,498,655	5,498,655
Allan	12,788,939	12,788,939
Bergren	7,255,671	7,255,671

        Payouts to the executive under the EID Program would occur in accordance with the executive's elections. In the case of amounts deferred after 2002, such payments deferred until termination of employment or retirement will not begin prior to six months following the executive's termination of employment. Executives may receive their benefit in a lump sum payment or in installment payments for up to 20 years. Each of the NEOs has elected to receive payments in a lump sum.

        Performance Share Unit Awards.    If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired, become disabled or had died as of December 31, 2010, the PSU award will be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these terminations had occurred on December 31, 2010, Messrs. Novak, Carucci, Su, Allan and Bergren would have been entitled to $1,869,667, $568,484, $783,275, $783,275 and $454,782, respectively, assuming target performance.

        Pension Benefits.    The Pension Benefits Table on page 59 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2010. The table on page 59 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

        Life Insurance Benefits.    For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 54. If the NEOs had died on December 31, 2010, the survivors of Messrs. Novak, Carucci, Su, Allan and Bergren would have received Company paid life insurance of $3,360,000, $1,395,000, $1,753,000, $1,753,000 and $1,203,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

        Change in Control.    Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Novak, Carucci, Su, Allan and Bergren). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

  •
  a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination,

  •
  a severance payment equal to two times the sum of the executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company,

  •
  outplacement services for up to one year following termination, and

  •
  a "tax gross-up payment" which, in the event an executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, ensures the executive will be in the same after-tax position as if no excise tax had been imposed. (Except, however, where the severance payment to the executive will generate an excise tax but the total severance payment does not exceed by more than 10% the threshold for which the excise tax becomes payable, then no gross-up payment will be made and the executive's severance payment will be reduced to the threshold to ensure no excise tax is payable.)

        In addition to the payments described above under the agreements, upon a change in control:

  •
  All stock options and SARs held by the executive will automatically vest and become exercisable.

  •
  All RSUs under the Company's EID Program will vest.

  •
  All PSU awards under the Company's Performance Share Plan awarded in the year in which the change in control occurs will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that begin before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control.

        The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

        Generally, pursuant to the agreements, a change in control is deemed to occur:

  (i)
  if any person acquires 20% or more of the Company's voting securities (other than securities acquired directly from the Company or its affiliates);

  (ii)
  if a majority of the Directors as of the date of the agreement are replaced other than in specific circumstances; or

  (iii)
  upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company's Directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities.

        If a change in control had occurred as of December 31, 2010, the following payments, or other benefits would have been made.

	Novak $	Carucci $	Su $	Allan $	Bergren $
Annual Incentive	5,066,880	1,589,445	2,628,986	1,425,557	1,367,438
Severance Payment	8,787,520	3,245,636	5,067,834	3,676,954	2,405,000
Outplacement	25,000	25,000	25,000	25,000	25,000
Excise Tax and Gross-Up	0	0	0	0	2,261,386
Accelerated Vesting of Stock Options and SARs	23,452,059	8,541,236	10,194,798	13,661,990	5,789,805
Accelerated Vesting of RSUs	9,765,855	1,415,161	8,492,370	0	0
Acceleration of PSU Performance/Vesting	1,869,667	568,484	783,275	783,275	454,782
Total	48,966,981	15,384,962	27,192,263	19,572,776	12,303,411

 DIRECTOR COMPENSATION

        As described more fully below, this table summarizes compensation paid to each non-employee director during 2010.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option/SAR Awards ($)(2)(3) (d)	All Other Compensation ($)(4) (e)	Total ($) (f)
Dorman, David		170,000	38,708	10,000	218,708
Ferragamo, Massimo		170,000	38,708	—	208,708
Grissom, David		190,000	38,708	20,000	248,708
Hill, Bonnie	85,000	85,000	38,708	6,750	215,458
Holland, Robert		170,000	38,708	—	208,708
Langone, Kenneth		170,000	38,708	—	208,708
Linen, Jonathan		170,000	38,708	10,000	218,708
Nelson, Thomas		170,000	38,708	10,000	218,708
Ryan, Thomas		180,000	38,708	5,000	223,708
Walter, Robert		180,000	38,708	10,000	228,708

(1)
Amounts in this column represent the grant date fair value for annual stock retainer awards granted to directors in 2010.

(2)
Amounts in this column represent the grant date fair value for annual SARs granted in fiscal 2010. These amounts do not reflect amounts paid to or realized by the director for fiscal 2010. For a discussion of the assumptions used to value the awards, see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2010 Annual Report in Notes to Consolidated Financial Statements at Note 15, "Share-based and Deferred Compensation Plans."

(3)
At December 31, 2010, the aggregate number of options and SARs awards outstanding for non-management directors was:

Name	Options	SARs
Dorman, David	10,476	18,808
Ferragamo, Massimo	19,858	18,808
Grissom, David	15,470	18,808
Hill, Bonnie	15,176	18,808
Holland, Robert	19,858	18,808
Langone, Kenneth	—	18,808
Linen, Jonathan	10,476	18,808
Nelson, Thomas	—	23,988
Ryan, Thomas	19,414	18,808
Walter, Robert	—	12,375

      Mr. Novak's and Mr. Su's outstanding awards are set forth on page 57.

    (4)
    Represents amount of matching charitable contributions made on behalf of the director under the Company's matching gift program and/or the amount charitable contribution made in the director's name.

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

        Employee Directors.    Employee directors do not receive additional compensation for serving on the Board of Directors.

        Non-Employee Directors Annual Compensation.    Each director who is not an employee of YUM receives an annual stock grant retainer with a fair market value of $170,000 and an annual grant of vested SARs with respect to $150,000 worth of YUM common stock ("face value") with an exercise price equal to the fair market value of Company stock on the date of grant. (Prior to 2006, directors received an annual grant of vested stock options.) Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. For 2010, Bonnie Hill requested and received approval by the Committee chair for a cash payment equal to one-half of her stock retainer. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years. In recognition of the added duties of these chairs, the Chairperson of the Audit Committee (Mr. Grissom in 2010) receives an additional $20,000 stock retainer annually and the Chairpersons of the Management Planning and Development Committee (Mr. Ryan in 2010) and Nominating and Governance Committee (Mr. Walter in 2010) each receive an additional $10,000 stock retainer annually.

        In September 2010, the Management Planning and Development Committee of the Board of Directors completed a review of compensation for non-employee directors, noting that director compensation had not increased since 2006. The review included an analysis of directors' compensation for the peer group of companies used to benchmark executive compensation (discussed at page 38) and consideration of Fortune 500 survey data. Based on the analysis which showed director compensation below the peer group median by 7%, the Board approved the Management Planning and Development Committee's recommendation to revise the compensation of non-employee directors by increasing the stock grant retainer by $35,000 to $170,000 and the annual grant of vested SARs from $125,000 to $150,000 face value.

        With respect to stock retainers paid to each committee chair, review of the peer group data revealed each committee chair retainer below the peer group by more than 15%. Based on the analysis, the Board approved the Committee's recommendation to revise the stock retainer paid to each committee chair as follows: Audit Committee Chair increase to $20,000 from $15,000; Management Planning and Development Committee Chair increase to $10,000 from $5,000; and Nominating and Governance Committee Chair increase to $10,000 from $0.

        Initial Stock Grant upon Joining Board.    Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

        Stock Ownership Requirements.    Similar to executive officers, directors are subject to share ownership requirements. The directors' requirements provide that directors will not sell any of the Company's common stock received as compensation for service on the Board until the director has ceased being a member of the Board for one year (sales are permitted to cover income taxes attributable to any stock retainer payment or exercise of a stock option or SAR).

        Matching Gifts.    To further YUM's support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as YUM's employees. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

        Insurance.    We also pay the premiums on directors' and officers' liability and business travel accident insurance policies. The annual cost of this coverage is approximately $2.5 million. This is not included in the tables above as it is not considered compensation to the directors.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes, as of December 31, 2010, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the 1999 Long Term Incentive Plan ("1999 Plan"), the 1997 Long Term Incentive Plan (the "1997 Plan"), SharePower Plan and Restaurant General Manager Stock Option Plan ("RGM Plan").

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	26,194,043	(1)	26.85	(2)	13,706,249	(3)
Equity compensation plans not approved by security holders(4)	1,208,936		27.85	(2)	7,189,531
Total	27,402,979	(1)	26.91	(2)	20,895,780	(3)

(1)
Includes 6,423,075 shares issuable in respect of RSUs, performance units and deferred units.

(2)
Weighted average exercise price of outstanding options and SARs only.

(3)
Includes 6,853,124 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the 1999 Plan.

(4)
Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

        The 1999 Plan provides for the issuance of up to 70,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Management Planning and Development Committee of the Board of Directors. The exercise price of a stock option grant or SAR under the 1999 Plan may not be less than the average market price of our stock on the date of grant for years prior to 2008 or the closing price of our stock on the date of the grant beginning in 2008, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. Our shareholders approved the 1999 Plan in May 1999, and the plan as amended in 2003 and again in 2008.

What are the key features of the 1997 Plan?

        The 1997 Plan provides for the issuance of up to 90,000,000 shares of stock. Effective January 1, 2002, only restricted shares could be issued under this plan. This plan is utilized with respect to payouts on shares from our deferral plans and was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the SharePower Plan?

        The SharePower Plan provides for the issuance of up to 28,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options, SARs, restricted stock and restricted stock units.

Employees, other than executive officers, are eligible to receive awards under the SharePower Plan. The SharePower Plan is administered by the Management Planning and Development Committee of the Board of Directors. The exercise price of a stock option or SAR grant under the SharePower Plan may not be less than the closing price of our stock on the date of the grant and no option or SAR may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year period beginning on the date of grant. The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

        The RGM Plan provides for the issuance of up to 30,000,000 shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allows us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, are eligible to receive awards under the RGM Plan. The purpose of the RGM Plan is (i) to give restaurant general managers ("RGMs") the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM's other shareholders, (iii) to emphasize that the RGM is YUM's #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Management Planning and Development Committee of the Board of Directors, and the Management Planning and Development Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

        The members of the Audit Committee are J. David Grissom, Chair, Robert Holland, Jr., Kenneth G. Langone, Jonathan S. Linen and Thomas C. Nelson.

        The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Grissom, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Grissom has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

        The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee's responsibilities are set forth in this charter, which was amended and restated effective March 27, 2009. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at www.yum.com/investors/governance.

What are the responsibilities of the Audit Committee?

        The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the adequacy of the Company's system of internal controls and procedures and disclosure controls and procedures, the Company's risk management, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's internal audit function and independent auditors. The Committee has sole authority over the selection of the Company's independent auditors and manages the Company's relationship with its independent auditors (who report directly to the Committee). The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

        The Committee met 9 times during 2010. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings generally include private sessions with the Company's independent auditors and with the Company's internal auditors, in each case without the presence of the Company's management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

        Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company's independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility is to monitor and review the Company's financial reporting process and discuss management's report on the Company's internal control over financial reporting. It is not the Committee's duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management's representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company's internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company's financial statements and effectiveness of internal control over financial reporting.

What matters have members of the Audit Committee discussed with management and the independent auditors?

        As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements prior to their issuance. During 2010, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussions with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax services), on the amount of fees and scope of audit, audit-related and tax services provided.

        In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company's internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company's independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2010?

        Based on the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2010 for filing with the SEC.

Who prepared this report?

        This report has been furnished by the members of the Audit Committee:

J. David Grissom, Chairperson	Robert Holland, Jr.
Kenneth G. Langone	Jonathan S. Linen
Thomas C. Nelson

 ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $10,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

        YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience and to reduce Annual Report printing and mailing costs.

        To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

        To elect this option, go to www.amstock.com, click on Shareholder Account Access, log in and locate the option to Receive Company Mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

        If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, American Stock Transfer and Trust Company, LLC, 59 Maiden Lane, New York, NY 10038 or by logging onto our Transfer Agent's Web site at www.amstock.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company, LLC.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        The Company has adopted a procedure called "householding" which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 439-4986 or by sending an e-mail to yum.investor@yum.com.

May I propose actions for consideration at next year's Annual Meeting of Shareholders or nominate individuals to serve as directors?

        Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2012 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville,

Kentucky 40213 by December 10, 2011. The proposal should be sent to the attention of the Corporate Secretary.

        Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2012 Annual Meeting no later than the date specified in our bylaws. If the 2012 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year's meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Our Annual Meeting of Shareholders is generally held on the third Thursday of May. Assuming that our 2012 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 19, 2012.

        The Board is not aware of any matters that are expected to come before the 2011 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

        The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

        Bylaw Provisions.    You may contact YUM's Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

APPENDIX A

PROPOSED AMENDMENT TO ARTICLE FIFTH OF RESTATED ARTICLES OF INCORPORATION

        Note: For convenience, Appendix A reflects the changes that will be made to Article FIFTH of the Company's Restated Articles of Incorporation, should Item 5 be approved by the shareholders, with additions indicated by underlining and deletions indicated by strike-out. The actual Articles of Amendment to be filed would not include the deleted text or the underlining, and no changes will be made to paragraphs (b)—(i) of Article FIFTH.

"FIFTH: The following provisions are intended for the management of the business and for the regulation of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation of the powers conferred by statute:

(a)
The Board of Directors shall have the exclusive power and authority to direct management of the business and affairs of the Corporation and shall exercise all corporate powers, and possess all authority, necessary or appropriate to carry out the intent of this provision, and which are customarily exercised by the board of directors of a public company. In furtherance of the foregoing, but without limitation, the Board of Directors shall have the exclusive power and authority to: (a) elect all executive officers of the Corporation as the Board may deem necessary or desirable from time to time, to serve at the pleasure of the Board; (b) fix the compensation of such officers; (c) fix the compensation of Directors; and (d) determine the time and place of all meetings of the Board of Directors and all annual meetings of the Shareholders of the Corporation ~~and Shareholders of the Corporation~~. A scheduled meeting of Shareholders may be postponed by the Board of Directors by public notice given at or prior to the time of the meeting.

  ...

(j)
Special meetings of the Shareholders (i) may be called by the Board of Directors and (ii) subject to the provisions of the Bylaws, shall be called by the Secretary of the Corporation upon written request from holders of record of at least 25% of the outstanding Common Shares entitled to vote on the matter or matters to be brought before the proposed special meeting. Any such request shall be filed with the Secretary of the Corporation and otherwise made in accordance with, and subject to, all applicable provisions of the Bylaws. Subject to the rights of the holders of any Preferred Shares, special meetings may not be called by any other person or persons."

M34335-P06241 YUM! BRANDS, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2011. YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213 Meeting Information Meeting Type: Annual Meeting For holders as of: March 21, 2011 Date: May 19, 2011 Time: 9:00 a.m. EDT Location: Yum! Conference Center 1900 Colonel Sanders Lane, Louisville, Kentucky 40213 See the reverse side of this notice to obtain proxy materials and voting instructions. You are receiving this Notice because you hold shares in Yum! Brands, Inc. (NYSE: YUM), the world's largest restaurant company and parent of KFC, Pizza Hut, Taco Bell, Long John Silver's and A&W Restaurants.This year we are making our proxy materials available on the Internet to expedite your receipt of these materials, while also lowering the costs and reducing our environmental impact. This Notice is only intended to be an overview and we encourage you to access the complete information online or by requesting a paper copy (see reverse side for details). Please note that this is not a ballot and you cannot use this Notice to vote these shares.

M34336-P06241 How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you plan to attend the meeting, please bring this Notice or a current broker statement showing Yum Shareownership, and a valid picture ID. At the Meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 5, 2011 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.yum.com/annualreport How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials NOTICE AND PROXY STATEMENT ANNUAL REPORT Proxy Materials Available to VIEW or RECEIVE: . XXXX XXXX XXXX . XXXX XXXX XXXX . XXXX XXXX XXXX

Voting Items M34337-P06241 1. Election of Directors Nominees: The Board of Directors recommends a vote FOR items 1, 2, 3 and 5. 1a. David W. Dorman 2. Ratification of Independent Auditors (Page 21 of Proxy) 3. To approve, by non-binding advisory vote, executive compensation (Page 23 of Proxy) 4. To recommend, by non-binding advisory vote, the frequency of executive compensation votes (Page 24 of Proxy) 5. Proposal approving amendment to Company's Restated Articles of Incorporation to permit Shareholders to call Special Meetings (Page 25 of Proxy) The Board of Directors recommends you vote 1 year on the following proposal: 1l. Robert D. Walter 1k. Jing-Shyh S. Su 1j. Thomas M. Ryan 1i. David C. Novak 1h. Thomas C. Nelson 1g. Jonathan S. Linen 1f. Kenneth G. Langone 1e. Robert Holland, Jr. 1d. Bonnie G. Hill 1c. J. David Grissom 1b. Massimo Ferragamo

M34338-P06241

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date YUM! BRANDS, INC. M32833-P06241-Z54744 YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213 Yes No 1. Election of Directors Nominees: ADMISSION TICKET Your Vote is important. Please vote immediately. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are voting by Internet or telephone please DO NOT mail your proxy card. The Board of Directors recommends a vote FOR items 1, 2, 3 and 5. 0 1a. David W. Dorman 2. Ratification of Independent Auditors (Page 21 of Proxy) 3. To approve, by non-binding advisory vote, executive compensation (Page 23 of Proxy) 4. To recommend, by non-binding advisory vote, the frequency of executive compensation votes (Page 24 of Proxy) 5. Proposal approving amendment to Company's Restated Articles of Incorporation to permit Shareholders to call Special Meetings (Page 25 of Proxy) Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The Board of Directors recommends you vote 1 year on the following proposal: 0 0 0 0 1l. Robert D. Walter 1k. Jing-Shyh S. Su 1j. Thomas M. Ryan 1i. David C. Novak 1h. Thomas C. Nelson 1g. Jonathan S. Linen 1f. Kenneth G. Langone 1e. Robert Holland, Jr. 1d. Bonnie G. Hill 1c. J. David Grissom 1b. Massimo Ferragamo 1 Year 2 Years 3 Years Abstain For Against Abstain For Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 For Against Abstain 0 0 0

Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (CONTINUED and To Be Signed and Dated on REVERSE SIDE) M32834-P06241-Z54744 YUM! BRANDS, INC. ANNUAL MEETING May 19, 2011 9:00 AM YUM! Brands, Inc. Yum! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213 ADMISSION TICKET YUM! BRANDS’ 2011 ANNUAL SHAREHOLDERS’ MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVING TIME) ON THURSDAY, MAY 19, 2011, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders’ Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan. If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the annual meeting. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com (PLEASE DETACH PROXY CARD AT PERFORATION) YUM! BRANDS, INC. This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Christian L. Campbell, John P. Daly and Scott A. Catlett, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 19, 2011 or any adjournment thereof. NOMINEES FOR DIRECTOR: David W. Dorman, Massimo Ferragamo, J. David Grissom, Bonnie G. Hill, Robert Holland, Jr., Kenneth G. Langone, Jonathan S. Linen, Thomas C. Nelson, David C. Novak, Thomas M. Ryan, Jing-Shyh S. Su, and Robert D. Walter THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 5 and 1 YEAR FOR ITEM 4. This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows: FOR the Election of All Nominees for Director; FOR the Ratification of Independent Auditors FOR Non-Binding Advisory Vote on Executive Compensation FOR "One Year" Frequency of Non-Binding Advisory Vote on Executive Compensation FOR Proposal Approving Amendment to Company's Restated Articles of Incorporation to Permit Shareholders to Call a Special Meeting. This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan. SEE REVERSE SIDE